SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Costco Wholesale Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a(6)(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined) :

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

999 Lake Drive

Issaquah, Washington 98027

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

Notice is given that the Annual Meeting of the shareholders of Costco Wholesale Corporation (the “Company”) will be held at the Meydenbauer Center, Center Hall B, 11100 N.E. 6th, Bellevue, Washington 98004 on Thursday, January 27, 2005 at 10:00 a.m. for the following purposes:

1.    To elect five Class III directors to hold office until the 2008 Annual Meeting of Shareholders and until their successors are elected and qualified.

2.    To amend the Company’s 2002 Stock Incentive Plan to, among other things, increase the number of shares available to be granted under the plan.

3.    To consider a shareholder proposal that the Board of Directors adopt a vendor code of conduct.

4.    To consider a shareholder proposal that the Board of Directors develop a policy for land procurement and use.

5.    To ratify the selection of the Company’s independent auditors.

6.    To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on December 3, 2004 are entitled to notice of, and to vote at, the meeting.

All shareholders are requested to be present in person or by proxy. For the convenience of those shareholders who do not expect to attend the meeting in person and desire to have their shares voted, a form of proxy and an envelope, for which no postage is required, are enclosed. You may also vote by the Internet or telephone. Any shareholder who later finds that he or she can be present at the meeting, or for any reason desires to do so, may revoke the proxy at any time before it is voted.

Please complete, sign, date and mail promptly the accompanying proxy card in the return envelope furnished for that purpose, whether or not you plan to attend the meeting.

Voting by the Internet or telephone is fast, convenient and your vote is immediately confirmed and tabulated. By using the Internet or telephone you help Costco reduce postage and proxy tabulation costs.

Please do not return the enclosed paper ballot if you are

voting over the Internet or by telephone.

VOTE BY INTERNET	VOTE BY TELEPHONE

http://www.proxyvote.com/	(800) 690-6903 via touch tone phone toll-free
24 hours a day/7 days a week	24 hours a day/7 days a week

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. eastern time on January 26, 2005. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. eastern time on January 26, 2005. Have your proxy card in hand when you call and then follow the instructions.

Your cooperation is appreciated, since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

By order of the Board of Directors,

Joel Benoliel

Secretary

December 17, 2004

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

January 27, 2005

SOLICITATION AND REVOCATION OF PROXY

Proxies in the form enclosed are solicited by the Board of Directors of Costco Wholesale Corporation (the “Company”) to be voted at the annual meeting of shareholders to be held on January 27, 2005, or any adjournments (the “Annual Meeting”). The individuals named as proxies are Jeffrey H. Brotman and James D. Sinegal. The accompanying notice of meeting, this Proxy Statement and the form of proxy are being first sent to shareholders on or about December 20, 2004.

All shares represented by proxies received will be voted in accordance with instructions contained in the proxies. The Board of Directors unanimously recommends a vote:

•	FOR the nominees for director listed in these materials and on the proxy;
•	FOR the amendment of the Company’s 2002 Stock Incentive Plan;
•	AGAINST the shareholder proposal that the Board of Directors adopt a vendor code of conduct;
•	AGAINST the shareholder proposal that the Board of Directors develop a policy for land procurement and use; and
•	FOR the ratification of the selection of the Company’s independent auditors.

In the absence of voting instructions to the contrary, shares represented by validly executed proxies will be voted in accordance with the foregoing recommendations. A shareholder giving a proxy has the power to revoke it any time before it is voted by providing written notice to the Secretary of the Company, by delivering a later-dated proxy, or by voting in person at the Annual Meeting.

Only shareholders of record at the close of business on December 3, 2004 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 472,358,448 shares of common stock, par value $.005 per share (the “Common Stock”), outstanding, which represent all of the voting securities of the Company. Each share of Common Stock is entitled to one vote. Shareholders do not have cumulative voting rights in the election of directors.

A majority of the Common Stock entitled to vote at the Annual Meeting, present either in person or by proxy, will constitute a quorum. With respect to the election of directors, the five directors receiving the highest number of votes will be elected. Other than the election of directors, the affirmative vote of a majority of the votes cast at the Annual Meeting on each proposal, either in person or by proxy, is required for the approval of each proposal. Shareholders who abstain from voting on any or all proposals will be included in the number of shareholders present at the meeting for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be included in the total of votes cast and will not affect the outcome of the vote.

In addition to mailing this material to shareholders, the Company has asked banks and brokers to forward copies to persons for whom they hold stock of the Company and request authority for execution of the proxies. The Company will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers and employees of the Company may, without being additionally compensated, solicit proxies by mail, telephone, facsimile or personal contact. All proxy-soliciting expenses will be paid by the Company in connection with the solicitation of votes for the Annual Meeting. The Company has engaged Georgeson Shareholder Communications, Inc. to assist in the solicitation process.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board is divided into three classes. Directors are elected by class, for three-year terms. Successors to the class of directors whose term expires at any annual meeting are elected for three-year terms. Each of Richard D. DiCerchio, Richard M. Libenson, John W. Meisenbach, Charles T. Munger and Susan L. Decker is nominated as a member of Class III, to serve for a three-year term until the annual meeting of shareholders in 2008, and until his or her successor is elected and qualified.

Each of the nominees has indicated a willingness and ability to serve as a director. If any nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. The proxies being solicited will be voted for no more than five nominees at the Annual Meeting. Each director will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Shareholders do not have the right to cumulative voting in the election of directors.

The Board of Directors unanimously recommends a vote FOR the election of these nominees as directors.

Directors

The following table sets forth information regarding each nominee for election as a director and each director whose term of office will continue after the Annual Meeting.

Name	Current Position with the Company	Age	Expiration of Term as Director
James D. Sinegal	President, Chief Executive Officer and Director	68	2006
Jeffrey H. Brotman	Chairman of the Board of Directors	62	2006
Richard D. DiCerchio	Senior Executive Vice President and Director	61	2005
Richard A. Galanti	Executive Vice President, Chief Financial Officer and Director	48	2006
Benjamin S. Carson, Sr., M.D.	Director	53	2007
Hamilton E. James	Director	53	2007
Richard M. Libenson	Director	62	2005
John W. Meisenbach	Director	68	2005
Charles T. Munger	Director	80	2005
Jill S. Ruckelshaus	Director	67	2007
Daniel J. Evans	Director	79	2006
William H. Gates	Director	79	2007
Susan L. Decker	Director	41	2005

Set forth below is information with respect to each director of the Company. As used below, Company means Costco Wholesale Corporation and includes its predecessor company, Costco Wholesale Corporation, as it existed prior to the 1993 merger with The Price Company.

James D. Sinegal has been President and Chief Executive Officer of the Company since October 1993. From its inception until 1993, he was President and Chief Operating Officer of the Company and served as Chief Executive Officer from August 1988 until October 1993. Mr. Sinegal was a co-founder of the Company and has been a director since its inception.

Jeffrey H. Brotman was a founder and Chairman of the Board of the Company from its inception until October 1993. In October 1993, Mr. Brotman became the Vice Chairman of the Company, and he has served as Chairman since December 1994.

Richard D. DiCerchio has been Senior Executive Vice President of the Company since 1997. He is Chief Operating Officer—Global Operations, Distribution and Construction, Manufacturing and Ancillary Businesses. Until 2004 he was Chief Operating Officer—Merchandising, Distribution and Construction. Until mid-August 1994, he served as Executive Vice President, Chief Operating Officer-Northern Division. He was appointed Chief Operating Officer-Western Region of the Company in August 1992 and was appointed Executive Vice President and director in April 1986. From June 1985 to April 1986, he was Senior Vice President, Merchandising of the Company. He joined the Company as Vice President, Operations in May 1983.

Richard A. Galanti has been a director of the Company since January 1995, and Executive Vice President and Chief Financial Officer of the Company since October 1993. He was Senior Vice President, Chief Financial Officer and Treasurer of the Company from January 1985 to October 1993, having joined as Vice President-Finance in March 1984. From 1978 to February 1984, Mr. Galanti was an associate with Donaldson Lufkin & Jenrette Securities Corporation.

Benjamin S. Carson, Sr., M.D. has been a director of the Company since May 1999. He is the Director of Pediatric Neurosurgery at Johns Hopkins University. Dr. Carson is also a director of Kellogg Company.

Hamilton E. James has been a director of the Company since August 1988. He is the Vice Chairman of The Blackstone Group. Mr. James was also a director of Credit Suisse First Boston USA, Inc., formerly Donaldson, Lufkin & Jenrette Securities Corporation (“DLJ”), for which he served as Chairman of DLJ’s Banking Group since 1995 and Chairman of DLJ’s Merchant Banking since 1991. Until October 2002, Mr. James served as an executive board member and Chairman of Global Investment Banking and Private Equity for Credit Suisse First Boston Corporation.

Richard M. Libenson has been a director of the Company since October 1993. He was a director of The Price Company from its formation in 1976 until October 1993 and was an executive officer of The Price Company from 1976 until October 1989, when he retired from active involvement as an officer of The Price Company. He served as Chief Operating Officer of The Price Company from August 1986 through October 1988, and Vice Chairman of its Board from October 1988 through September 1989.

John W. Meisenbach has been a director of the Company since its inception. He is President of MCM, A Meisenbach Company, a financial services company, which he founded in 1962. He also currently serves as a director of Expeditors International and M Financial Holdings. Mr. Meisenbach is a trustee of the Elite Fund, an investment company registered under the Investment Company Act of 1940.

Charles T. Munger has been a director of the Company since January 1997. He is also Vice Chairman of the Board of Berkshire Hathaway Inc., Chairman of the Board of Directors of Daily Journal Corporation, and Chairman of the Board of Directors of Wesco Financial Corporation.

Jill S. Ruckelshaus has been a director of the Company since February 1996. Ms. Ruckelshaus serves on the boards of Lincoln National Corporation and various other organizations.

Daniel J. Evans has been a director of the Company since January 2003. He has been the chairman of Daniel J. Evans Associates, a consulting firm, since 1989. From 1983 through 1989, he served as the U.S. Senator for the State of Washington, and he was the President of The Evergreen State College from 1977 through 1983. From 1965 through 1977, he served as Governor of the State of Washington. Mr. Evans serves on the boards of Cray, Inc., Western Wireless, NIC Inc., and Archimedes Technology Group. Mr. Evans also serves on the Board of Regents of the University of Washington.

William H. Gates has been a director of the Company since January 2003. He has been the Co-Chair of the Bill & Melinda Gates Foundation since its inception. Mr. Gates serves on the Board of Regents of the University of Washington. He has served as trustee, officer and volunteer for more than two dozen Northwest organizations, including the Greater Seattle Chamber of Commerce and King County United Way. In 1995, he founded the Technology Alliance. From 1964 until 1994 Mr. Gates was a partner in the law firm of Preston, Gates & Ellis and predecessor firms.

Susan Decker has been a director of the Company since October 2004. She has served as the Chief Financial Officer of Yahoo! Inc. since June 2000 and as Executive Vice President, Finance and Administration since January 2002. Previously, Ms. Decker served as Senior Vice President, Finance and Administration from June 2000 to January 2002. From August 1986 to May 2000, Ms. Decker held several positions for Donaldson, Lufkin & Jenrette, including Director of Global Research from 1998 to 2000. Prior to 1998, she was a Publishing & Advertising Equity Securities Analyst for twelve years. Ms. Decker’s nomination was recommended by a non-management director.

No family relationship exists among any of the directors or executive officers. No arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director was selected as a director or executive officer of the Company.

Committees of the Board

The Board of Directors has determined that each member of each committee meets the applicable laws and listing standards regarding “independence” and that each member is free of relationships that would interfere with the individual exercise of independent judgment. The charters of the committees may be viewed at www.costco.com through the Investor Relations page.

Audit Committee.    The charter of the Audit Committee is annexed to this Proxy Statement as Appendix A. Pursuant to the charter, the functions of the Audit Committee include (among others):

•	to provide direct communication between the Board of Directors and the Company’s internal and external auditors;

•	to monitor the design and maintenance of the Company’s system of internal accounting controls;

•	to select, evaluate and, if necessary, replace the external auditors;

•	to review the results of internal and external audits as to the reliability and integrity of financial and operating information and the systems established to monitor compliance with the Company’s policies, plans and procedures and with laws and regulations; and

•	to review the relationships between the Company and the external auditors to ascertain the independence of the external auditors.

The members of the Audit Committee are Messrs. Munger (chair) and James and Ms. Ruckelshaus. The Board of Directors has determined that Mr. Munger is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The Audit Committee met nine times during fiscal year 2004. A report of the Audit Committee is set forth below.

Compensation Committee.    The charter of the Compensation Committee is annexed to this Proxy Statement as Appendix B. The Compensation Committee’s function is to review the salaries, bonuses and stock options provided to executive officers of the Company and oversee the overall administration of the Company’s compensation and stock option program. During fiscal year 2004, the Compensation Committee consisted of Messrs. Carson, James, and Munger. The Compensation Committee met once during fiscal year 2004.

Nominating and Governance Committee.    The charter of the Nominating and Governance Committee is annexed to this Proxy Statement as Appendix C. The Nominating and Governance Committee consists of Messrs. Evans and Gates and Ms. Ruckelshaus. The purpose of the Nominating and Governance Committee is to identify and approve individuals qualified to serve as members of the Board of the Company, select director nominees for the next annual meeting of stockholders, evaluate the Board’s performance, develop and recommend to the Board corporate governance guidelines, and provide oversight with respect to corporate governance and ethical conduct. The Committee is authorized by its charter to engage its own advisors. The Committee approved the nomination of the candidates reflected in Proposal 1. The Nominating and Governance Committee met once in fiscal 2004. The Committee will consider shareholder recommendations for candidates to serve on the Board of Directors. The name of any recommended candidate, together with pertinent biographical information, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating shareholder’s ownership of Company stock should be sent to the attention of the Secretary of the Company. The Committee does not maintain any specific minimum qualifications that nominees must meet and has not specified any specific qualities or skills necessary for service as a director.

Shareholder Communications to the Board

Shareholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, at the following address:

Corporate Secretary
Costco Wholesale Corporation
999 Lake Drive
Issaquah, WA 98027
Attn: Board of Directors

The Company will receive and process communications before forwarding them to the addressee. Directors generally will not be forwarded shareholder communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about the Company.

Meeting Attendance

During the Company’s last fiscal year, the Company’s Board of Directors met four times. Each member of the Board attended 75% or more of the Board meetings, and each member of the Board who served on one of the above-listed committees attended at least 75% of the committee meetings. All directors attended the annual meeting of shareholders in 2004. The Board believes that directors should attend meetings of shareholders.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding ownership of the Common Stock by each person known to the Company to own more than 5% of the outstanding shares of the Common Stock on November 30, 2004.

Name and Address of Beneficial Owner	Shares	Percent[1]
Davis Selected Advisers, LP	37,111,649	7.86%
2949 East Elvira Road, Suite 101 Tucson, Arizona 85706

(1)	Information based on Form 13F-HR filed by Davis Selected Advisers, LP on November 12, 2004 with the Securities and Exchange Commission (“SEC”).

The following table sets forth the shares of the Common Stock owned by each director of the Company, each nominee for election as a director of the Company and all directors and executive officers as a group on November 30, 2004.

Name of Beneficial Owner	Shares Beneficially Owned		Options[1]	Total	Percent of Class
James D. Sinegal	2,756,529	[2]	1,300,000	4,056,529	*
Jeffrey H. Brotman	2,227,323[3]		1,300,000	3,568,723	*
Benjamin S. Carson, Sr., M.D.	0		76,000	76,000	*
Susan L. Decker	0		6,000	6,000	*
Richard D. DiCerchio	107,480		384,000	491,480	*
Daniel J. Evans	2,000		24,000	26,000	*
Richard A. Galanti	16,462		480,000	496,462	*
William H. Gates	3,000		24,000	27,000	*
Hamilton E. James	15,620		108,000	123,620	*
Richard M. Libenson	129,912[4]		76,000	205,912	*
John W. Meisenbach	150,000[5]		162,500	312,500	*
Charles T. Munger	171,333[6]		108,000	279,333	*
Jill S. Ruckelshaus	2,066		108,000	110,066	*
All directors and executive officers as a group (21 persons)	5,738,341		5,653,500	11,391,841	2.4%

*	Less than 1%.

(1)	Includes all options exercisable within 60 days of November 30, 2004.

(2)	Includes 1,913,971 shares owned by a limited liability company of which Mr. Sinegal and his wife are co-managers.

(3)	Includes 2,061,723 shares held by a trust of which Mr. Brotman is a principal beneficiary. Mr. Brotman disclaims any beneficial ownership of such shares. Also includes 20 shares owned by a trust for the benefit of Mr. Brotman’s son.

(4)	Includes 90,632 shares held by a trust of which Mr. Libenson is a trustee and beneficiary.

(5)	Includes 150,000 shares held by a trust of which Mr. Meisenbach is the principal beneficiary, of which he may be deemed to be beneficial owner.

(6)	Includes 19,565 shares held by a trust of which Mr. Munger is a principal beneficiary, of which he may be deemed to be beneficial owner.

Equity Compensation Plan Information

(at November 21, 2005)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	47,595,500	$33.96	10,135,480
Equity compensation plans not approved by security holders	—	—	—
Total	47,595,500	$33.96	10,135,480

EXECUTIVE COMPENSATION

The following tables and descriptive materials set forth information concerning compensation earned for services rendered to the Company by (A) the Chief Executive Officer of the Company (the “CEO”), (B) the Chairman of the Board, and (C) the four other most highly compensated individuals (other than the CEO) who were serving as executive officers of the Company at the end of the 2004 fiscal year (collectively, the “Named Executive Officers”).

Summary of Compensation

The following table summarizes the compensation earned by the Named Executive Officers during fiscal 2004, 2003 and 2002.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (A)	Securities Underlying Options/SARs	All Other Compensation ($) (B)
James D. Sinegal	2004	350,000	200,000	0	150,000	28,016
President and Chief	2003	350,000	0	70	150,000	25,390
Executive Officer	2002	350,000	0	2,168	150,000	21,588
Jeffrey H. Brotman	2004	350,000	200,000	0	150,000	24,943
Chairman of the Board	2003	350,000	0	11	150,000	22,653
	2002	350,000	0	12,613	150,000	19,293
Richard D. DiCerchio	2004	480,000	101,564	0	90,000	25,550
Senior Executive Vice	2003	460,000	40,781	70	90,000	23,210
President	2002	459,308	42,500	2,806	90,000	19,750
W. Craig Jelinek	2004	455,000	81,760	0	75,000	21,280
Executive Vice President,	2003	435,000	20,000	1	75,000	21,180
COO–Merchandising	2002	434,192	23,558	1,682	75,000	18,212
Franz E. Lazarus	2004	450,000	83,171	0	75,000	24,100
Executive Vice President, COO–International Operations,	2003	435,000	32,625	0	75,000	21,970
Manufacturing & Ancillary Businesses	2002	434,192	34,000	1,316	75,000	18,765
Dennis R. Zook	2004	450,000	82,008	0	75,000	23,660
Executive Vice President,	2003	435,000	32,898	2	75,000	23,520
COO–Southwest Division and Mexico Division	2002	434,294	32,497	945	75,000	18,518

(A)	The amounts shown consist of above-market interest payments on deferred compensation.

(B)	In fiscal year 2004, amounts shown for each Named Executive Officer include: the Company’s matching contributions under a deferred compensation plan of $5,000 and 401(k) matching contributions of $500 for each Named Executive Officer; and Company contributions of $16,000 for each of Messrs. Sinegal, Brotman, DiCerchio, Lazarus and Zook and $14,000 for Mr. Jelinek under the Company’s 401(k) Retirement Plan. Amounts shown for each Named Executive Officer also include premiums representing the term insurance portion under the executive life program of $6,516, $3,443, $4,050, $1,780, $2,600, and $2,160 respectively, in fiscal year 2004.

Grants of Stock Options

The following table sets forth information concerning the award of stock options to the Named Executive Officers during fiscal 2004:

Option/SAR Grants in Last Fiscal Year

	Number of Securities Underlying Options/ SARs Granted (#)(A)	% of Total Options/ SARs Granted to Employees (B)	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (C)
Name					5% ($)	10%($)
James D. Sinegal	150,000	1.93	37.35	04/01/14	3,523,356	8,928,928
Jeffrey H. Brotman	150,000	1.93	37.35	04/01/14	3,523,356	8,928,928
Richard D. DiCerchio	90,000	1.16	37.35	04/01/14	2,114,014	5,357,357
W. Craig Jelinek	75,000.96		37.35	04/01/14	1,761,678	4,464,464
Franz E. Lazarus	75,000.96		37.35	04/01/14	1,761,678	4,464,464
Dennis R. Zook	75,000.96		37.35	04/01/14	1,761,678	4,464,464

(A)	These stock options vest 20% per year for five years from the date of grant and expire ten years from the date of grant. The exercise price for these stock options equals the fair market value of the Common Stock on the date of grant.

(B)	The total number of stock options granted in fiscal 2004 by the Company was approximately 7,781,000 to approximately 830 employees.

(C)	These assumed rates of appreciation are provided in order to comply with requirements of the Securities and Exchange Commission and do not represent the Company’s expectation as to the actual rate of appreciation of the Common Stock. The actual value of the options will depend on the performance of the Common Stock and may be greater or less than the amounts shown.

Exercise of Stock Options

The following table sets forth information concerning the exercise of stock options during fiscal 2004 by each of the Named Executive Officers and the fiscal year-end value of unexercised options.

Aggregated Option/SAR Exercises in Last Fiscal Year and

Fiscal Year-End Option/SAR Values

	Shares Acquired on Exercise (#)	Value Realized ($) (A)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)	Value of Unexercised In-the-Money Options/ SARs at FY-End($)
Name			Exercisable/ Unexercisable	Exercisable/ Unexercisable
James D. Sinegal	0	0	1,300,000/450,000	22,676,445/2,669,550
Jeffrey H. Brotman	0	0	1,300,000/450,000	22,676,445/2,669,550
Richard D. DiCerchio	0	0	408,000/270,000	3,661,104/1,716,840
W. Craig Jelinek	0	0	477,000/225,000	6,814,270/1,430,700
Franz E. Lazarus	0	0	190,000/225,000	827,798/1,430,700
Dennis R. Zook	40,000	611,000	250,000/225,000	1,136,420/1,430,700

(A)	Market value of underlying securities at the exercise date, minus the exercise price of such options.

Compensation of Directors

Each non-employee director of the Company earns $30,000 per year for serving on the Board, $1,000 for each Board meeting and $500 for each committee meeting attended. In addition, non-employee directors receive an annual grant of options to purchase 12,000 shares of common stock and are reimbursed for travel expenses incurred in connection with the performance of their duties as directors.

Richard M. Libenson has been engaged as a consultant to the Company. For such services, a corporation owned by Mr. Libenson was paid $300,000 during fiscal 2004. In addition, the Company paid premiums in the amount of $3,060 during fiscal 2004 for term life insurance for the benefit of Mr. Libenson under a split-dollar endorsement plan and premiums on long-term disability insurance in the amount of $6,477. These transactions were reviewed and approved by the Audit Committee.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is an executive officer or former officer of the Company. In addition, no executive officer of the Company served on the board of directors of any entity whose executive officers included a director of the Company.

Report of Compensation Committee

The Compensation Committee of the Board of Directors of the Company (the “Committee”) determined and administered the compensation of the Company’s executive officers during fiscal 2004.

Compensation Philosophy.    The Committee endeavored to ensure that the compensation programs for executive officers of the Company during fiscal 2004 were effective in attracting and retaining key executives responsible for the success of the Company and in promoting its long-term interests and those of its shareholders. The Committee sought to align total compensation for senior management with corporate performance and the interests of the shareholders. The Committee placed emphasis on variable, performance-based components, such as stock option awards and bonuses, the value of which could increase or decrease to reflect changes in corporate and individual performances. These short-term and long-term incentive compensation programs were intended to reinforce management’s commitment to enhancement of profitability and shareholder value.

The Committee took into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Company’s executive officers during fiscal 2004. While the Committee considered such corporate performance measures as net income, earnings per common share, stock price performance, comparable warehouse sales, margins and rate of revenue increase, the Committee did not apply any specific quantitative formula in making compensation decisions. The Committee also recognized qualitative factors, such as the ability to meet annual corporate growth and profits goals, demonstrated leadership ability and enhancement of customer franchise.

Base salaries for the executive officers were established at levels considered appropriate in light of the duties and scope of responsibilities of each officer’s position and the salaries paid to comparable officers by companies which are competitors of the Company. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual officer performance. The Committee focused primarily on total annual compensation, including incentive awards, rather than base salary alone, as the appropriate measure of executive officer performance and contribution. The Committee believes that it has established relatively low cash compensation levels in favor of equity-linked incentive programs.

From time to time, executive officers have been eligible to receive incentive compensation awards under the Company’s annual bonus plan and stock option plan, based upon corporate and individual performance. In approving grants and awards under the bonus plan and the option plan, the Committee considered the quantitative and qualitative factors and industry comparisons outlined above. The factors taken into account in determining awards under the bonus plan were the corporate performance measures described above. Awards under the option plan are approved at various times throughout the year.

In general, compensation payments in excess of $1 million to any of the Named Executive Officers are subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). However, certain performance-based compensation is not subject to such limitation. The Company’s stock option plan currently qualifies for such performance-based exception.

Chief Executive Officer Compensation.    In evaluating the compensation of James D. Sinegal, President and Chief Executive Officer of the Company, the Committee placed emphasis on Mr. Sinegal’s superior leadership in managing the business, as well as the Company’s financial and operating performance. The Committee noted that Mr. Sinegal’s salary has not increased in four years. In light of these facts, the contributions he has made this year, the compensation of his peers, and the performance of the Company, the Committee believes that he is underpaid. Accordingly, his compensation levels for fiscal 2004 are fair to the Company.

Benjamin S. Carson, Sr., M.D

Hamilton E. James

Charles T. Munger

Performance Graph

The following graph compares the cumulative total shareholder return (stock price appreciation plus dividends) on the Common Stock with the cumulative total return of the S&P 500 Index and the following group of peer companies (based on weighted market capitalization) selected by the Company: BJ’s Wholesale Club, Inc.; The Home Depot, Inc.; Lowe’s Companies; Albertson’s, Inc.; Best Buy Co., Inc.; Office Depot, Inc.; Staples Inc.; Target Corporation; Kroger Company; and Wal-Mart Stores, Inc. The information provided is from August 30, 1999 through August 29, 2004.

COMPARED CUMULATIVE TOTAL RETURN

AMONG COSTCO WHOLESALE CORPORATION,

S&P 500 INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON AUG. 30, 1999

FISCAL YEAR ENDING AUG. 29, 2004

Certain Relationships and Transactions

John W. Meisenbach is a principal shareholder of MCM, A Meisenbach Company. MCM provided consulting and brokerage services in managing the Company’s employee benefit and member insurance programs. Employee medical, life and disability benefits, together with member health, auto and homeowner insurance premiums, totaled $671,537,736. For these services, MCM received total compensation from third-party insurers of $1,795,209 in fiscal 2004.

Richard D. DiCerchio’s son and brothers-in-law were employed by the Company during fiscal year 2004 at annual salaries of $86,068, $203,704 and $87,260, respectively. Richard M. Libenson’s daughter was employed by the Company during fiscal year 2004 at an annual salary of $89,713. James D. Sinegal’s son and brother-in-law were employed by the Company during fiscal year 2004 at annual salaries of $264,054 and $222,716, respectively. No family members of executive officers or directors are executive officers of the Company.

A company controlled by one of Mr. Sinegal’s sons (who is not employed by the Company) sold merchandise to the Company for resale, for which the Company paid $1.16 million.

These relationships and transactions were approved by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of the Company’s equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of the reporting persons, the Company believes during fiscal 2004, such SEC filing requirements were satisfied.

Report of the Audit Committee

November 12, 2004

To the Board of Directors of Costco Wholesale Corporation:

We have reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended August 29, 2004.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 29, 2004.

Hamilton E. James

Charles T. Munger

Jill S. Ruckelshaus

Code of Ethics for Senior Financial Officers

The Board of Directors has adopted a Code of Ethics for Senior Financial Officers. A copy of the Code of Ethics may be obtained at no charge by written request to the Company’s secretary at 999 Lake Drive, Issaquah, Washington 98027.

INDEPENDENT PUBLIC ACCOUNTANTS

Information Regarding our Independent Auditors

KPMG LLP (“KPMG”) has served as our independent auditors since May 13, 2002. Upon recommendation of its Audit Committee, our Board of Directors has appointed KPMG as our independent auditors for the fiscal year 2005.

Services and Fees of KPMG

The following table presents fees for services rendered by KPMG for fiscal 2004 and 2003.

	2004	2003
Audit fees	$1,105,614	$791,281
Audit related fees	398,916	128,444
Tax	268,365	552,712
All other fees	0	22,861

Total	$1,772,895	$1,495,298

KPMG performed the following services during fiscal 2004:

•	Statutory audits and/or financial audits for subsidiaries and/or affiliates of the Company;

•	Services associated with: registration statements, reports and documents filed with the SEC, documents issued in connection with securities offerings, assistance in responding to SEC comment letters or other informal SEC inquiries;

•	Preparations concerning Sarbanes-Oxley Section 404 relating to the effectiveness of its internal control structure and procedures ($238,000 included with Audit related fees above);

•	Financial statement audits of employee benefit plans; and

•	Review or preparation of international income, franchise, or other tax returns including consultations related to such matters.

Audit Committee Preapproval Policy

All services to be performed for the Company by KPMG must be preapproved by the Audit Committee or a designated member of the Audit Committee as provided in the Committee’s written policies for preapproval.

Annual Independence Determination

The Audit Committee has determined that the provision by KPMG of non-audit services to the Company in fiscal 2004 is compatible with KPMG’s maintaining its independence.

PROPOSAL 2: APPROVAL OF AMENDMENTS TO

THE 2002 STOCK INCENTIVE PLAN

The Board has approved, subject to shareholder approval, amendments to the 2002 Stock Incentive Plan (the “2002 Plan”). The 2002 Plan as proposed to be amended is referred to as the “Restated 2002 Plan.” The 2002 Plan was adopted by the Company’s shareholders at the 2002 annual meeting and initially authorized 30,000,000 shares of Common Stock for issuance (in addition to remaining shares available under the predecessor plan), subject to adjustment. Options to purchase approximately 22,365,000 shares have been granted under the 2002 Plan and 10,135,480 shares remain eligible for future grants as of November 21, 2005. As of December 15, 2004, the fair market value of a share of the Company’s Common Stock was $48.36, based on the closing price on the NASDAQ National Market.

The proposed amendments to the 2002 Plan would affect three primary changes to the Plan:

1.    The number of shares authorized for award under the Restated 2002 Plan would be increased by 10 million shares. The number of shares that may be issued as stock bonuses or stock units is limited to one-third of those available for option grants.

2.    The amendments would authorize the award of stock bonuses or stock units, in addition to the non-qualified and incentive stock options currently authorized. The Board believes it is desirable to increase the flexibility of the 2002 Plan by authorizing the issuance of stock bonuses or stock units as a form of equity compensation.

3.    The purchase price or exercise price of an outstanding award may not be reduced without the approval of the Company’s shareholders (other than in connection with a change in the Company’s capitalization).

The following description of the Restated 2002 Plan is a summary and is qualified in its entirety by reference to the complete text of the Restated 2002 Plan, attached hereto as Appendix E.

Summary Description of the Restated 2002 Plan.    The Restated 2002 Plan is intended to strengthen the Company by allowing selected employees, directors and consultants to the Company to participate in the Company’s future growth and success by offering them an opportunity to acquire stock in the Company in order to retain, attract and motivate them. The Board has ultimate responsibility for administering the Restated 2002 Plan but may delegate this authority to a committee of the Board or an executive of the Company, subject to certain limitations. The Board has delegated responsibility to the Compensation Committee (the “Committee”). The Committee will have broad discretion to determine the amount and type of options and their terms and conditions. Individual grants will generally be based on a person’s present and potential contributions to the Company.

As of December 1, 2004, the Company had approximately 2,000 employees, eight non-employee directors and twenty consultants who the Company estimates are eligible to participate in the 2002 Plan. Since awards under the Restated 2002 Plan are based upon a determination made by the Committee after a consideration of various factors, the Company currently cannot determine the nature and amount of any awards that will be granted in the future to any eligible individual or group of individuals, except that the maximum individual award allowed under the plan is 500,000 shares annually.

Types of Awards.    Under the Restated 2002 Plan, the Company may award (i) Options, and (ii) Stock Awards, consisting of either stock bonus awards or stock units. Only Options may be granted under the existing 2002 Plan. These awards are described in more detail below.

Options.    Options may be granted in the form of incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options (“NSOs”). The Committee may condition the grant upon the attainment of specified performance goals or other criteria, which need not be the same for all participants. The Restated 2002 Plan will expire in December 2014 but options outstanding under the Restated 2002 Plan may extend beyond that date.

The exercise price of any option may not be less than the fair market value of the shares subject to the option on the date of grant (or 110% of the fair market value in the case of ISOs granted to employees who own more than 10% of the Common Stock). Options will become exercisable in accordance with the vesting schedule determined by the Committee. The term of any option granted under the Restated 2002 Plan may not exceed ten years. In addition, ISOs are subject to certain other limitations in order to take advantage of the favorable U.S. tax treatment that may be available for ISOs.

Options generally may be exercised at any time within thirty days after termination of a participant’s employment by, or consulting relationship with, the Company, but only to the extent exercisable at the time of termination or, if such termination occurs after the first anniversary after the grant date, to the extent the option would have vested as of the time of termination if it vested in daily (rather than annual) increments. However, if termination is due to the participant’s death or disability, the option generally may be exercised within one year. In addition, upon a participant’s death, unvested options granted to that participant will become vested with respect to (i) all unvested shares if the participant is an officer of the Company or has been continuously employed by the Company for ten years at the date of death and (ii) 50% of the unvested shares for all other participants who are employed by the Company at the date of death. Except as authorized by the Committee, no option shall be assignable or otherwise transferable by a participant other than by will or by the laws of descent and distribution, to a grantor trust or partnership for estate planning purposes, or in connection with a qualified domestic relations order.

Stock Awards.    Each Stock Bonus or Stock Unit award will contain provisions regarding (1) the number of shares subject to such Stock Award, (2) the purchase price of the shares, if any, and the means of payment for the shares, (3) the performance criteria, if any, that will determine the number of shares vested, (4) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Committee, (5) restrictions on the transferability of the Stock Award, and (6) such further terms and conditions, in each case not inconsistent with the Restated 2002 Plan, as may be determined from time to time by the Committee. In the event that a participant’s relationship with the Company terminates, the Company may reacquire any or all of the shares of Common Stock held by the participant which have not vested or which are otherwise subject to forfeiture conditions. Stock unit awards may be awarded in consideration for past services. Rights under a stock unit award may not be transferred other than by will or by the laws of descent and distribution unless the stock unit right agreement specifically provides for transferability.

If the Committee conditions the vesting of a Stock Award on satisfaction of performance criteria, the Committee shall use any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average shareholders’ equity; (vii) total shareholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment;

(xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) sales or revenue growth; (xix) overhead or other expense reduction; (xx) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation; (xxiii) improvement in workforce diversity, and (xxiv) any other similar criteria. The Committee may appropriately adjust any evaluation of performance under Objectively Determinable Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year.

General Provisions

The consideration payable upon the exercise of any option and any related taxes must generally be paid in cash or check. However, the Committee, in its sole discretion, may authorize payment by the tender of Common Stock already owned by the participant or other methods. The Company generally will not receive any consideration upon the grant of any options.

The Committee may waive in whole or in part any or all restrictions, conditions, vesting or forfeiture provisions with respect to any award made under the Restated 2002 Plan. The Board may amend, alter or discontinue the Restated 2002 Plan or any award at any time, except that the consent of a participant is required if the participant’s rights under an outstanding award would be impaired. The Restated 2002 Plan requires shareholders to approve an amendment to the Plan only (i) if such approval is required under applicable laws, including the rules of the stock exchange on which the Common Stock is then listed, (ii) with respect to provisions solely as they relate to ISOs, to the extent required for the Restated 2002 Plan to comply with Section 422 of the Code, (iii) the reduction of the purchase price or exercise price of any award; and (iv) to the extent that the Board otherwise concludes that shareholder approval is advisable. Currently the rules of the Nasdaq National Market on which the Common Stock is listed require shareholder approval to increase the total number of shares available for grant under the Restated 2002 Plan. The Board reserves the right in the future to authorize additional shares for issuance under the Restated 2002 Plan, subject to any then applicable requirements concerning shareholder approval.

In the event of a “fundamental transaction” involving the Company, the Board may take one or more of the following actions: (a) arrange for the substitution of options, (b) accelerate the vesting and termination of outstanding options, or (c) cancel outstanding options in exchange for cash payments to participants. The Board is not required to adopt the same rules for each option or each participant. A “fundamental transaction” is a merger of the Company with another entity in a transaction in which the Company is not the surviving entity or a transaction or other event that results in other securities being substituted for Common Stock. The Restated 2002 Plan also gives the Board authority to specify that other events constitute a “change of control” and to take any of the above-described actions in connection with such event. Further, the Board may take similar actions upon a divestiture of any of its affiliates.

If any change is made to the Common Stock without receipt of consideration by the Company (through merger, reorganization, stock split, stock dividend, combination of shares or similar change to the capital structure), the Restated 2002 Plan and each outstanding stock award will be appropriately adjusted in (1) the number and kind of shares subject to the Restated 2002 Plan, (2) the share limitations set forth in the Plan (including the limit of 500,000 shares that may be granted to any employee in any fiscal year), (3) the number and kind of shares covered by each outstanding stock award and (4) the exercise or purchase price per share subject to each outstanding stock award.

The Restated 2002 Plan constitutes an unfunded plan for incentive and deferred compensation. The Company is not required to create trusts or arrangements to meet its obligations under the Restated 2002 Plan to deliver stock or make payments.

Federal Income Tax Consequences of Awards and Option Exercises Under the Restated 2002 Plan

The following is a general summary of the typical federal income tax consequences of the issuance and exercise of options under the Plan. It does not describe state or other tax consequences of the issuance and exercise of options.

Nonstatutory Stock Options.    Generally, no federal income tax is payable by a participant upon the grant of an NSO and no deduction is taken by the Company. Under current tax laws, if a participant exercises an NSO, he or she will have taxable income equal to the difference between the market price of Common Stock on the exercise date and the stock option grant price. The Company will be entitled to a corresponding deduction on its income tax return.

Incentive Stock Options.    The grant of an ISO has no federal income tax effect on the optionee. Upon exercise the optionee does not recognize income for “regular” tax purposes. However, the excess of the fair market value of the stock subject to an option over the exercise price of such option (the “option spread”) is includible in the optionee’s “Alternative Minimum Taxable Income” for purposes of the Alternative Minimum Tax. If the optionee does not dispose of the stock acquired upon exercise of an ISO until more than two years after the option grant date and more than one year after exercise of the option, any gain upon sale of the shares will be a long-term capital gain. If shares are sold or otherwise disposed of before both of these periods have expired (a “disqualifying disposition”), the option spread at the time of exercise of the option (but not more than the amount of the gain on the sale or other disposition) is ordinary income in the year of such sale or other disposition. If gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as capital gain (which will be long-term capital gain if the shares have been held more than one year after the date of exercise of the option). The Company is not entitled to a federal income tax deduction in connection with ISOs, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition.

Stock Awards.    Stock awards will generally be taxed in the same manner as NSOs. However, shares issued pursuant to a stock award are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the shares will be forfeited in the event that the employee ceases to provide services to the Company. As a result of this substantial risk of forfeiture, if applicable, the employee will not recognize ordinary income at the time the shares are issued. Instead, the employee will recognize ordinary income on the dates when the shares are no longer subject to a substantial risk of forfeiture, or when the shares become transferable, if earlier. The employee’s ordinary income is measured as the difference between the amount paid for the shares, if any, and the fair market value of the shares on the date the shares are no longer subject to forfeiture. The employee may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of issuance of the shares) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the shares, if any, and the fair market value of the shares on the date the shares are issued, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

Section 162(m) Limitations.    Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated executive officers in any year after 1993. Under current regulations, compensation received through an award or the exercise of an option will not be subject to the $1,000,000 limit if the award and the plan meet certain requirements. One such requirement is that the plan must state the maximum number of shares with respect to which award may be made to any employee during a specified period. Accordingly, the Restated 2002 Plan provides that no participant may be granted awards to acquire more than 500,000 shares in any year. The Company believes that stock options granted under the Plan can qualify as performance-based compensation and so compensation amounts arising in connection with such awards may not be subject to the loss deduction rule of Section 162(m). Stock awards may also qualify as performance-based compensation so long as they are subject to performance criteria that qualify under the applicable tax rules. If the stock awards so qualify, compensation amounts arising in connection with such awards may not be subject to this loss deduction rule. However, the Company may grant stock awards that are not subject to qualifying performance criteria and so it may not be able to deduct the full amount of compensation related to such stock awards to the extent the amount of compensation arising therefrom, together with other compensation paid to the affected executive officer, exceeds the Section 162(m) limit for the applicable year. Shareholder approval of this proposal will constitute shareholder approval of this limitation for Section 162(m) purposes.

Accounting Treatment

The Company adopted the fair value based method of recording stock options consistent with Statement of Financial Accounting Standards No. 123 (SFAS No. 123) “Accounting for Stock-Based Compensation,” for all employee stock options granted subsequent to fiscal year end 2002. Specifically, the Company adopted SFAS No. 123 using the “prospective method” with guidance provided from SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure.” All employee stock option grants made since fiscal 2003 will be expensed over the related stock option vesting period based on the fair value at the date the options are granted. Prior to fiscal 2003 the Company applied Accounting Principles Board Opinion (APB) No. 25, “Accounting for Stock Issued to Employees,” and related interpretations in accounting for stock options.

Vote Required

The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required to adopt the amendments to the 2002 Plan.

The Board of Directors unanimously recommends that you vote FOR Proposal 2.

PROPOSAL 3: SHAREHOLDER PROPOSAL

TO ADOPT A VENDOR CODE OF CONDUCT

Aaron M. Epstein, 13455 Ventura Blvd., #209, Sherman Oaks, California 91423-6122, owner of 2,000 shares of Common Stock, joined by Christus Health and Alan L. Barer, has given notice that he intends to present the following proposal for action at the Annual Meeting:

The stockholders request that the Board of Directors take the steps necessary to adopt a vendor code of conduct.

Supporting Statement

1.    All workers have the right to form and join trade unions and to bargain collectively. (ILO Conventions 87 and 98).

2.    Workers’ representatives shall not be the subject of discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions. (ILO Convention 135).

3.    There shall be no discrimination or intimidation in employment. Equality of opportunity and treatment shall be provided regardless of race, color, sex, religion, political opinion, age, nationality, social origin or other distinguishing characteristics. (ILO Convention 100 and III).

4.    Employment shall be freely chosen. There shall be no use of force, including bonded or prison labor. (ILO Convention 29 and 105).

5.    There shall be no use of child labor. (ILO Convention 138 and 182).

Board of Directors’ Response

The Board of Directors unanimously recommends voting against this proposal and believes that the Company has adequately addressed the matters raised by the proposal through its existing Vendor Code of Conduct. The Company is committed to protecting the working rights and safety of the people who produce the items we sell, while recognizing and respecting the cultural and legal differences found throughout the world. We expect all our suppliers to comply with our Vendor Code of Conduct, as compliance is one of the requirements of our standard Vendor Agreement. Originally adopted in 1999, the Vendor Code of Conduct was significantly amended in 2003, when the Company also increased its monitoring activity. Under the Code, the Company reserves the right to conduct audits to monitor compliance and may discontinue doing business with any supplier who fails to comply. A copy of the Code is contained in Appendix D.

Under the primary elements of the Code, the Company:

•	prohibits illegal child labor, compulsory prison or slave labor and physical abuse of workers;

•	expects its suppliers to comply, at a minimum, with the applicable labor and environmental laws and regulations of the country where the merchandise is produced; and

•	encourages its suppliers to work to achieve “Above and Beyond Goals.”

“Above and Beyond Goals” cover practices and policies that exceed local laws and seek continuously to improve the working conditions of employees and the environment. The Company seeks to utilize suppliers that strive to achieve “Above and Beyond Goals,” which exceed local legal requirements for:

•	wages and benefits, regular working hours, overtime pay and the treatment of foreign and migrant workers;

•	health and safety practices;

•	minimum working and sanitation conditions; and

•	environmental standards.

To monitor compliance with the Code, the Company currently engages two prominent independent third parties to perform on-site audits (Intertek Labtest and Cal Safety Compliance Corp. (CSCC)). Both companies provide independent product testing, inspection and certification services and have extensive international and domestic experience and expertise in monitoring for social accountability purposes (among other things). In fiscal 2004, nearly 1,000 audits were carried out pursuant to the Code. There are significant consequences to violations of the Code. If an audited facility proves unsatisfactory, the Company may cease doing business with the vendor or manufacturing facility. The Company believes it is important to work with its suppliers to achieve compliance with the Code. If a vendor or manufacturing facility is found to be in breach of the Code due to violations of national or local labor laws and regulations, an action plan must be provided stipulating a time frame for correction. The Company then reviews and approves the action plan and will set target re-audit dates. If there is failure to achieve compliance within the agreed time frame or following a further audit the Company may terminate the relationship. Business may be resumed only after the passage of time and upon completion of a satisfactory audit. The Company has suspended business with suppliers for violations of the Code, including violations related to child labor.

The Company also encourages and in certain instances requires suppliers of certain categories of merchandise to participate in “WRAP” (Worldwide Responsible Apparel Production, www.wrapapparel.org) and “ICTI” (the International Council of Toy Industries, www.toy-icti.org). WRAP is an independent, non-profit corporation dedicated to the promotion and certification of lawful, humane and ethical manufacturing throughout the world. WRAP principles include prohibition of forced labor, prohibition of child labor, prohibition of harassment or abuse and freedom of association and collective bargaining. ICTI is committed to the operation of toy factories in a lawful, safe and healthful manner. It upholds the principles that no underage, forced or prison labor should be employed; that no-one is denied a job because of gender, ethnic origin, religion, affiliation or association, and that factories comply with laws protecting the environment. The Company also accepts certifications under the Social Accountability International SA8000 standard. SAI works to improve workplaces through the expansion and further development of the currently operative international workplace standard, SA8000 and its associated verification system.

The proponents urge the Company to require its vendors to conform to the United Nations International Labor Organizations (ILO) standards. The Company’s Code parallels the ILO standards in many respects, including its prohibitions on child labor and forced labor, and the Company enforces ILO standards to the extent incorporated in local law. For example, the ILO requires recognition of the rights of workers to bargain collectively. Costco Wholesale requires its suppliers to recognize the right of workers to bargain collectively if that right is protected by local law. The Company does not believe, however, that it should mandate that suppliers engage in collective bargaining if local law does not require or permit it. This is consistent with the Company’s desire to respect legal and cultural differences around the world. In addition, because the proponents urge that the Company should not terminate contracts with non-complying suppliers, it appears that even the adoption of proponents’ suggestions would not result in all Costco Wholesale’s suppliers adopting collective bargaining, because suppliers who do not would continue to do business with the Company. We believe that relevant interests are better served through a policy of continuing constructive engagement with vendors rather than dictating standards with which vendors cannot comply. Moreover, the Company’s Code, including its “Above and Beyond Goals,” promotes the same objectives that collective bargaining would seek to further, including improvement of wages and benefits and health and safety practices.

Finally, the Company does not believe that it would be constructive to expose individual vendor practices to public scrutiny. Such publicity might cause vendors to be less forthcoming in disclosures to and discussions with the Company. In the Company’s opinion, constructive private engagement with its suppliers, including the wielding of the Company’s economic power, is the most effective tool for promoting lasting improvements.

The Board of Directors unanimously recommends that you vote AGAINST Proposal 3.

PROPOSAL 4: SHAREHOLDER PROPOSAL RELATING TO

A LAND PROCUREMENT POLICY

Christian Brothers Investment Services, Inc., 90 Park Avenue, New York, New York 10016, owner of 22,500 shares of Common Stock as of July 21, 2004, joined by Fred Wardenburg, Citizens Fund, Robert and Martha Abshear, Jack and Sandra Brill, Sierra Club Mutual Funds, Adrian Dominican Sisters, Northstar Asset Management, Domini Social Investments, Allen Hancock Revocable Living Trust and Needmor Fund, has given notice that they intend to present the following proposal for action at the Annual Meeting:

In 2001, Costco and a Mexican partner, Comercial Mexicana, purchased public land in Cuernavaca, Mexico. The plan to build two megastores there provoked strong community opposition because the site contained what we believe to be an architecturally significant hotel, the Casino de la Selva, that had long been an artistic center and contained what we believe to be renowned murals. Residents were also concerned about the loss of the hotel’s wooded grounds, the presence of pre-Columbian artifacts at the site, and the project’s impact on traffic.

Thousands of Cuernavacans reportedly demonstrated against the project in 2001.

Amnesty International stated in its 2003 International Report: “In August and October plans to develop an environmentally sensitive site, Casino de la Selva, in Cuernavaca, Morelos State, led to protesters being detained, allegedly with excessive use of force.” A Mexican Human Rights Commission raised serious concerns about how the protests were handled.

As Costco proceeded to demolish the hotel, a number of elected officials, academics, environmentalists, clergy and other public figures expressed opposition to the project.

A study by the International Ombudsman Centre for the Environment and Development, a respected, independent non-governmental organization, concluded that the destruction of the hotel was “a cultural (and to a lesser extent, environmental) crime of great proportions”.

A federal lawsuit is pending in Mexico against the authorities who approved Costco’s project.

Costco has also been involved in domestic land use controversies. In Cypress, California, city plans to use eminent domain powers to transfer church-owned land to Costco were criticized by observers. The Wall Street Journal called the use of eminent domain on behalf of a private business “the worst form of political collusion.” In Lancaster, California, residents contested for years a plan to transfer parkland to Costco.

We believe negative publicity surrounding these ventures has damaged Costco’s reputation, endangering shareholder value.

We believe these controversies could have been avoided with proper due diligence.

Costco’s Code of Ethics does not appear to provide guidance as to how to avoid future controversies like these.

The shareholders request the Board of Directors of Costco to develop a policy for land procurement and use that incorporates social and environmental factors. A report on this policy and its implementation shall be prepared at reasonable expense, omitting proprietary information, and made available to shareholders by July 1, 2004.

Supporting Statement

Our company asserts that it complies with all relevant laws and has made significant alterations to its original plans in Cuernavaca. The conflicts surrounding its California stores were eventually resolved. However, we believe significant damage to our company’s reputation has been done. The policy requested should include guidelines to

•	ensure preservation of communities’ cultural heritage and natural environment and respect for human rights;

•	consult with affected communities and maintain high ethical standards when working with governments and partners.

Board of Directors’ Response

The Board of Directors unanimously recommends voting against this proposal and believes that adopting a land procurement policy for the Company is not in the best interests of the Company or its shareholders.

In reviewing this proposal, the Board was mindful that it is virtually identical to the proposal submitted by Christian Brothers for consideration at the annual meeting last year. The proposal was rejected by the Company’s shareholders by a very substantial margin. The Board does not believe there are any new facts or arguments presented by Christian Brothers this year.

As noted last year, the Company’s future expansion depends on its ability to secure and develop new sites in a timely and cost-effective manner. The competition for sites is keen, and the legal, regulatory, political, and environmental factors that impact site selection and development have become more complex. The Board believes that the policy sought by the proposal would be harmful to the interests of shareholders. The Company’s practices with respect to real estate already take into account “social and environmental factors,” among other things. The Company does so not only because of legal requirements but because it seeks to be a valuable addition to and partner with the communities in which it locates. As a membership club, the Company strives to develop the goodwill of present and future members, and that includes being sensitive to the impacts of the warehouses. In addition, public interests are represented in these processes through a variety of means, including the participation of elected representatives, publicly employed development professionals, and concerned citizens. The Company’s successful track record over decades of successful site development shows that it has capably balanced the competing interests involved in real estate development. It has always operated and will continue to operate under “high ethical standards.” To the extent that the proposal is proffered to “avoid future controversies” in land procurement, the Company believes it will not be effective. In the Company’s experience, nearly every site involves some degree of controversy among competing interests, and the development of a “one size fits all”

policy will not eliminate controversies. Finally, the Board believes that adoption of the policy sought could be counterproductive. Such a policy could be used by those opposed to the interests of the Company, including competitors, to stifle or delay the Company’s efforts to acquire and develop sites.

Background Concerning Cuernavaca.    The Supporting Statement focuses mainly on a development in Cuernavaca, Mexico. The site was formerly home to the Casino de la Selva, a hotel built in the 1930’s. The hotel catered to an exclusive clientele and at no time in its history was it ever a park or a public space. It is doubtful that the average Cuernavacan ever had access to the property for any social or cultural reasons. The hotel went out of business and was closed in the early 1990’s. From the time of its closure, the entire property, which was surrounded by a large wall, was closed to the public save for one occasion when the grounds were used to host a floral festival. The buildings and facilities were abandoned and left exposed to the weather. As a result, the grounds became overgrown and unkempt, and virtually every building on the property fell into a state of extreme disrepair. Following the hotel’s closure, the owners defaulted on their tax obligations to the Mexican government and the property (along with several other of the owner’s properties) was given to the Mexican government in lieu of foreclosure. As required by Mexican law, following its acquisition by the Mexican tax authorities, the property was sold by the Fidecomiso Liquidador de Instituciones y Organizaciones Auxiliaries de Credito (FIDELIQ), an agency of the Mexican federal government charged with liquidation of seized and foreclosed assets. Having acquired the property through a tax default, FIDELIQ was required to sell the property through public auction and had no discretion to convert the property to a park or other public use. Costco Mexico purchased the property in 2001 at a public auction in which it was the successful bidder. The Company has no knowledge that any improper payments were made in connection with the acquisition or development of the property, and no party has presented any evidence of such payments. Since last year’s annual meeting, the Company engaged an independent law firm to conduct an investigation and that investigation revealed no evidence of any improper payments.

Architectural and Artistic Issues.    While there exists in Mexico a process to have culturally significant works of art in Mexico registered as “national patrimony” or treasures that are subject to government restrictions to ensure preservation, none of the buildings or artwork abandoned at the Casino de la Selva, including the murals, were ever so registered with the Mexican government. The only building on the site that might be said to be of “architectural significance” was the theater building designed by Felix Candala, in his “parabolic” style. At the time that Costco Mexico acquired the Cuernavaca property, it discussed with the government the possibility of preserving the Candela building and other structures located on the site. It was determined, however, that the building, which had been left open and exposed to the elements for many years, was unsafe and beyond repair (as was the case with virtually all of the structures left on the property). Instead, it was agreed that a reproduction of the building in the exact form of Candela’s design would be constructed using appropriate materials and construction techniques. This building has been completed and is operating as a restaurant on the site. With respect to the murals, they were never registered as “artistically significant” even though such a procedure exists under Mexican law. At no time during the period following closure of the hotel in the early 1990’s did the mural artists, private citizens or any government agency make any effort whatsoever to preserve or salvage the murals. At the time construction began, the murals were crumbling and in poor condition as a result of the neglect of the hotel buildings. Costco Mexico decided to preserve these murals and offered them to the local government, which declined due to the cost of restoration. Not wanting to see the murals destroyed, Costco Mexico agreed to fund the removal and restoration of the murals by the Mexican National Institute of Fine Arts and Literature (“INBA”). All of the murals able to be salvaged that were on site at the time Costco became the owner of the property were restored at INBA’s facilities in Mexico City. The restored murals are on public display for anyone to view. The murals are now at a cultural center constructed by Costco Mexico on the property once occupied by the hotel, where INBA is completing the final restoration work on site. The cultural center, named “Muros,” cost over $3.5 million. In addition to the Casino de la Selva murals, Muros also houses the internationally renowned “Jacques and Natasha Gelman Collection of Modern and Contemporary Mexican Art,” which includes works by Frida Kahlo, Diego Rivera and Rufino Tamayo. The cultural center is open to the public, and nominal admission prices are offered two days a week; students and senior citizens also receive discounts. Thousands of visitors have patronized the cultural center, which offers special exhibits and lectures on a regular basis. A major Mexican newspaper (Reforma) has recognized the cultural center as “an attractive architectural structure” and termed the overall development “a remarkable experience” that allows people to “at the same time realize their shopping and to contemplate an artistic legacy of the most excellent quality.”

Human Rights Issues.    When construction began at the site, a small group of protestors initiated a series of demonstrations outside the property protesting the development of the commercial center on the property. In August 2002, a group of these demonstrators blocked the public roads in front of the property causing disruption of traffic and approximately eighteen protesters were arrested by the Mexican police. At no time did Costco Mexico’s security personnel, employees or other agents abuse or in any way interfere with these protestors. The cited Amnesty International report did nothing more that note “allegations” of excessive force by unspecified persons. The entire statement concerning Cuernavaca in the cited Amnesty International report is as follows: “In August and October plans to develop an environmentally sensitive site, Casino de la Selva, in Cuernavaca, Morelos State, led to protesters being detained, allegedly with excessive use of force.”

Environmental Issues.    As a condition to its development of the property, Costco Mexico was required to fund an extensive archeological survey of the property that was conducted by the National Institute of Anthropology and History (“INAH”), an agency of the Mexican federal government. The archeological survey took approximately three months and the final report issued by the INAH concluded that there were no items of archeological significance on the property. In gaining approval of the proposed development plans, the project went through an exhaustive environmental review conducted by various agencies of the Mexican government. Once the review was complete, the results were presented to a twenty-four-member panel that represented pertinent federal, state and local government agencies, as well as Cuernavaca neighborhood groups and associations and local citizen interest groups. Twenty-three panel members voted in favor of the development. Before beginning construction, the company worked closely with the Mexican Department of Ecology to conduct a comprehensive survey of every tree on the property. Thereafter, in accordance with the requirements dictated by the Department of Ecology, of the total of 353 trees located on the property, the majority were incorporated into the site design and preserved in place or relocated on site. With additional trees planted during construction, the total on site tree count is now approximately 650. In addition, in accordance with governmental regulations, Costco Mexico donated an additional 30,000 trees to the city of Cuernavaca, for the city to plant at locations of its own choosing.

The Board of Directors unanimously recommends that you vote “AGAINST” Proposal 4.

PROPOSAL 5:

INDEPENDENT PUBLIC ACCOUNTANTS AND ANNUAL REPORT

Subject to ratification by the shareholders at the Annual Meeting, the Audit Committee has selected KPMG to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending August 28, 2005. KPMG has issued its report, included in the Company’s Form 10-K, on the audited consolidated financial statements of the Company for the fiscal year ending August 29, 2004. KPMG has served the Company as independent auditors since May 13, 2002. Representatives of KPMG are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of the appointment of KPMG.

The Board of Directors unanimously recommends that you vote FOR Proposal 5.

OTHER MATTERS

Neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

In order for a shareholder proposal to be included in the proxy statement for the 2006 annual meeting of shareholders, it must be received by the Company no later than August 18, 2005. Proposals may be mailed to the Company, to the attention of the Secretary, 999 Lake Drive, Issaquah, Washington 98027.

A shareholder who intends to present a proposal at the Company’s annual meeting in 2005, other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide the Company notice of such intention by at least November 2, 2005, or management of the Company will have discretionary voting authority at the 2005 annual meeting with respect to any such proposal without discussion of the matter in the Company’s proxy statement.

A copy of the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission will be provided to shareholders without charge upon written request directed to Investor Relations. The Company makes available free of charge its Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after filing on or through our website at http://media.corporate-ir.net/media_files/nsd/cost/irhome1.htm.

By order of the Board of Directors,

Joel Benoliel

Secretary

APPENDIX A

COSTCO WHOLESALE CORPORATION

AUDIT COMMITTEE CHARTER

The Costco Wholesale Corporation Audit Committee (“Committee”) shall be nominated and elected by the Board of Directors each year at the meeting of the Board of Directors held in conjunction with the Company’s Annual Meeting of Shareholders.

The Audit Committee will be composed of from three to five directors, each of whom must in the judgment of the Board be “independent” as defined by the rules of the Securities and Exchange Commission (“SEC”). At least one member of the Committee shall in the judgment of the Board be an “audit committee financial expert” as defined by the SEC. Each member of the Committee shall meet the financial literacy and other applicable requirements of the NASDAQ Stock Market listing standards. Other personnel may attend meetings of the Committee at the invitation of the Committee or its Chairman.

The Committee is charged by the Board of Directors with the responsibility to:

1.    Appoint and provide for the compensation of the Company’s independent auditor, oversee the work of the independent auditor (including resolution of any disagreements between management and the independent auditor regarding financial reporting), evaluate the performance of the independent auditor and, if so determined by the Committee, replace the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders.

2.    Ensure the receipt of, and evaluate the written disclosures and the letter that the independent auditor submits to the Committee regarding the auditor’s independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor, oversee the independence of the independent auditor and, if so determined by the Committee in response to such reports, take appropriate action to address issues raised by such evaluation.

3.    Approve as required by law all professional services to be provided to the Company by its independent auditor, provided that the Committee shall not approve any non-audit services proscribed by section 10A(g) of the Exchange Act in the absence of an applicable exemption. The Committee may adopt policies and procedures for the approval of such services that may include delegation of authority to a designated member or members of the Committee to approve such services so long as any such approvals are disclosed to the full Committee at its next scheduled meeting.

4.    Review and approve all related-party transactions that are required to be disclosed under SEC Regulation SK 404(a).

5.    Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

6.    Instruct the independent auditor and the internal auditor to advise the Committee if there are any subjects that require special attention.

7.    Instruct the independent auditor to report to the Committee on all critical accounting policies of the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and involve material items or critical accounting policies, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the auditors, and other material written communication between the auditors and management.

8.    Meet with management and the independent auditor to discuss the annual financial statements and the report of the independent auditor, and to discuss significant issues encountered in the course of the audit work, including: restrictions on the scope of activities; access to required information; the adequacy of internal financial controls; the adequacy of the disclosure of off-balance sheet transactions, arrangements, obligations and relationships in reports filed with the SEC; and the appropriateness of the presentation of any non-GAAP financial measures included in any report filed with the SEC or in any public disclosure or release. Review and discuss with management and the independent auditor management’s report on internal control over financial reporting and the independent auditor’s audit concerning the Company’s internal control over financial reporting and its attestation report prior to the filing of the Form 10-K.

  9.    Review the management letter delivered by the independent auditor in connection with the audit.

10.    Following such review and discussions, if so determined by the Committee, recommend to the Board that the annual financial statements be included in the Company’s annual report.

11.    Meet quarterly with management and the independent auditor to discuss the quarterly earnings release and quarterly financial statements prior to the filing of the Form 10-Q; provided that this responsibility may be delegated to the chairman of the Committee or a member of the Committee who is an “audit committee financial expert.”

12.    Meet as deemed appropriate by the Committee in executive sessions with management, the internal auditor or the independent auditor to discuss matters that any of them or the Committee believes could significantly affect the financial statements and should be discussed in executive session.

13.    Review significant changes to the Company’s accounting principles and practices proposed by the independent auditor, the internal auditor or management.

14.    Review the scope and results of internal audits.

15.    Evaluate the performance of the internal auditor and, if so determined by the Committee, recommend replacement of the internal auditor.

16.    Review and decide whether to grant any requests for waiver of the Company’s Code of Ethics for Senior Financial Officers.

17.    Maintain a procedure for receipt, retention and treatment of any complaints received by the Company about its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

18.    Provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee’s work.

19.    Evaluate the performance of the Committee, review and reassess this Charter and, if appropriate, recommend changes to the Board.

20.    Prepare the Committee report required by the SEC to be included in the Company’s annual proxy statement.

21.    Conduct or authorize such inquiries into matters within the Committee’s scope of responsibility as the Committee deems appropriate.

Authority

By adopting this Charter, the Board delegates to the Committee full authority to:

1.    Perform the responsibilities of the Committee described above.

2.    Appoint a chair of the Committee, unless a chair is designated by the Board.

3.    Engage independent counsel and other advisers as the Committee determines necessary to carry out its responsibilities.

4.    Cause the officers of the corporation to provide such funding as the Committee shall determine to be appropriate for payment of compensation to the Company’s independent auditor and any legal counsel or other advisers engaged by the Committee.

5.    Obtain advice and assistance from internal legal or other advisors.

Such authority shall be exclusive to the Committee to the extent required by law, the SEC or the NASDAQ listing standards.

APPENDIX B

COSTCO WHOLESALE CORPORATION

COMPENSATION COMMITTEE CHARTER

Purpose

The purposes of the Compensation Committee are to discharge the responsibilities of the Board of Directors with respect to compensation matters for the Company’s executive officers and other employees and consultants, report annually to the Company’s shareholders on executive compensation matters, administer the Company’s equity and other compensation plans, and address such other matters as the Board may from time to time authorize.

Membership and Power to Act

The Compensation Committee will be comprised of at least two members of the Board. Committee members will be elected by and serve at the discretion of the Board. Each Committee member will serve on the Committee during his or her term as a Board member, subject to earlier removal by a majority vote of the Board. Unless a chair is elected by the Board, the members of the Committee may designate a chair by vote of the Committee.

Each member of the Committee will be: (1) “independent” as defined under applicable Nasdaq (or applicable stock exchange) rules (except as otherwise permitted under such rules); (2) a “non-employee director” under Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934; and (3) as an “outside director” under the rules promulgated under section 162(m) of the Internal Revenue Code of 1986. See Exhibit A.

In the event that the Committee has more than two members and one or more members of the Committee are absent from a meeting of the Committee or being present at a meeting recuse themselves from an action taken, the remaining members of the Committee (provided there are at least two such members) acting unanimously shall have the power to take any necessary action. No action of the Committee shall be valid unless taken pursuant to a resolution adopted and approved by at least two members of the Committee. No member of the Committee shall participate in any discussions or deliberations relating to such person’s own compensation or other matters in which such person has a material interest.

Except with respect to matters relating to compensation of the Chief Executive Officer, with respect to which the Board delegates to the Committee exclusive authority during such period of time that the Committee is empanelled with at least two qualifying members as required above, the Board simultaneously reserves to itself all authority delegated hereunder to the Committee. This reservation of authority does not in any way limit the Committee’s authority to act definitively on matters delegated to it. The Board reserves the right at any time to revoke or change the authority delegated in this charter.

Meetings

The Committee will meet at such times as it deems appropriate to discharge its duties. The Committee may act by unanimous written consent.

Responsibilities

This description of authority is intended as a guide, and the Committee may act and establish policies and procedures that are consistent with these guidelines or are necessary or advisable, in its discretion, to carry out the intent of the Board in delegating such authority and to fulfill the responsibilities of the Committee.

1.    The Committee has exclusive authority to determine the amount and form of compensation paid to the Company’s Chief Executive Officer and to take and direct such action as is necessary and advisable to compensate the CEO in a manner consistent with its determinations. The Committee will review at least annually the Chief Executive Officer’s performance and determine his or her compensation.

2.    The Committee has authority to determine the amount and form of compensation paid to the Company’s executive officers, officers, employees, consultants and advisors and to review the performance of such persons in order to determine appropriate compensation, as well as to establish the Company’s general compensation policies and practices and to administer plans and arrangements established pursuant to such policies and practices. The Committee has authority to take and direct such action as is necessary and advisable to compensate such persons and to implement such policies and practices in a manner consistent with its determinations. It is expected that the Committee may delegate its authority on these matters with regard to non executive-officer employees and consultants of the Company to officers and other appropriate Company supervisory personnel.

3.    The Committee has authority to administer the Company’s equity compensation plans, including (without limitation) to amend and interpret such plans and the awards and agreements issued, and to make awards to eligible persons under the plans and determine the terms of such awards.

4.    The Committee has authority to select, engage, compensate and terminate compensation consultants, legal counsel and such other advisors as it deems necessary and advisable. Compensation paid to such parties and related expenses will be borne by the Company, and the Company will make appropriate funding available to the Committee for such purposes.

5.    Except with respect to the responsibilities set forth in paragraph 1 above, the Committee may delegate its authority to a subcommittee of the Committee (consisting either of a subset of members of the Committee or any members of the Board who would be eligible to serve on the Committee). In addition, to the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company (or other appropriate personnel) the authority to grant stock options and other stock awards to employees who are not executive officers or members of the Board.

6.    The Committee will prepare an annual report to the Company’s shareholders on executive compensation that will be included in the Company’s proxy statement for its annual shareholders’ meeting in accordance with the rules and regulations of the Securities and Exchange Commission.

7.    The Committee will periodically review this charter and make recommendations to the Board with regard to appropriate changes to the charter.

8.    The Committee will periodically review its own performance and report on its conclusions in this regard to the Board.

9.    The Committee has the authority to perform such other activities and functions as are required by law, applicable Nasdaq (or stock exchange) rules or provisions in the Company’s charter documents, or as are otherwise necessary and advisable, in its or the Board’s discretion, to the efficient discharge of the Committee’s duties.

Reports

The Committee will record its actions and determinations in written form. These records will be incorporated as a part of the minutes and actions of the Board.

Exhibit A to Compensation Committee Charter

1.    Independent Director.

The Compensation Committee must be composed solely of “independent” directors, as defined in NASD Rule 4200(a)(15). If the Compensation Committee is composed of at least three members, one non-independent director who is not a current officer or employee or family member of such person may serve on the Compensation Committee for up to 2 years.

The following would not be independent under NASD Rule 4200(a)(15):

(a)    An officer or employee of the company;

(b)    A director who has been employed by the company or any parent or subsidiary of the company within the past 3 years;

(c)    A director who received, or who had a family member who received, payments from the company of more than $60,000 during the current fiscal year or any of the past 3 years, other than compensation to the director for Board service or compensation to a family member who is an employee but not an executive officer of the company, its parent, or any subsidiary;

(d)    A director who is the immediate family member of any person who was an executive officer of the company or any parent or subsidiary of the company within the past 3 years;

(e)    A director who is a partner, executive officer, or controlling shareholder of any organization to which the company made, or from which the company received, payments that exceed 5% of the recipient’s gross revenues for that year, or $200,000, whichever is more, during the current or any of the past 3 years, other than payments arising solely from investment;

(f)    A director who is an executive officer of another company where any of the company’s executive officers has served on the compensation committee of the other company within the past 3 years;

(g)    A director who was a partner or employee of the company’s outside auditor and worked on the company’s audit during the past 3 years;

(h)    Any person who has a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment.

2.    Non-Employee Director.

Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934 defines a Non-Employee Director as a director who:

(a)    Is not currently an officer (as defined in Rule 16a-1(f)) of the issuer or a parent or subsidiary of the issuer, or otherwise currently employed by the issuer or a parent or subsidiary of the issuer;

(b)    Does not receive compensation, either directly or indirectly, from the issuer or a parent or subsidiary of the issuer, for services rendered as a consultant or in any capacity other than a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of this chapter;

(c)    Does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of this chapter; and

(d)    Is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of this chapter.

3.    Outside Director.

Regulation 1.162-27(e)(3) promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended, defines an Outside Director as a director who:

(a)    Is not a current employee of the publicly held corporation;

(b)    Is not a former employee of the publicly held corporation who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year;

(c)    Has not been an officer of the publicly held cooperation; and

(d)    Does not receive remuneration from the publicly held corporation, either directly or indirectly, in any capacity other than as a director. For this purpose, remuneration includes any payment in exchange for goods or services.

APPENDIX C

COSTCO WHOLESALE CORPORATION

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

Purpose

The purpose of the Nominating and Governance Committee (the “Committee”) of the Board of Directors of Costco Wholesale Corporation (the “Company”) is to identify and approve individuals qualified to serve as members of the Board of the Company, select director nominees for the next annual meeting of stockholders, evaluate the Board’s performance, develop and recommend to the Board corporate governance guidelines, and provide oversight with respect to corporate governance and ethical conduct.

Composition

The Committee shall be composed of three or more directors, as determined by the board of directors, each of whom shall meet the independence requirements of the Nasdaq Stock Market.

Responsibilities

The Committee is charged by the Board with the responsibility to:

1. Identify individuals qualified to serve as members of the Board and approve all candidates for director to be nominated for election by the stockholders or to be elected by the Board.

2. Recommend to the Board directors for appointment to its committees and, as appropriate, recommend removal of directors from Board committees.

3. Recommend to the Board policies on Board composition and criteria for Board membership and continuation on the Board.

4. Consider for possible recommendation to the Board the adoption of corporate governance guidelines and periodically review and recommend changes to the corporate governance guidelines that may be adopted as appropriate.

5. Consider for possible recommendation to the Board the adoption of a code of ethics and business conduct and periodically review and recommend changes to the code of ethics and business conduct as appropriate.

6. Review periodically the compliance with and enforcement of any corporate governance guidelines and code of ethics and business conduct.

7. Provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee’s work.

8. Review and reassess this Charter and, if appropriate, recommend proposed changes to the Board.

By adopting this Charter, the board of directors delegates to the Committee full authority to:

1. Perform each of the responsibilities of the Nominating and Governance Committee described above.

2. Appoint a chair of the Committee, unless a chair is designated by the Board.

3. Engage search firms, independent counsel and other advisors as the Committee determines necessary to carry out its responsibilities, and approve the fees and other retention terms of such search firms, independent counsel and other advisors.

4. Obtain advice and assistance form internal legal or other advisors.

C-1

APPENDIX D

COSTCO WHOLESALE CORPORATION

VENDOR CONDUCT OF CONDUCT

VENDOR CODE OF CONDUCT

I.    PURPOSE.

Costco Wholesale Corporation is committed to protecting the working rights and safety of the people who produce the merchandise it sells, while recognizing and respecting the cultural and legal differences found throughout the world. To these ends, Costco:

1.    prohibits illegal child labor, compulsory prison or slave labor and physical abuse of workers;

2.    expects its vendors to comply, at a minimum, with the applicable labor and environmental laws and regulations of the country where the merchandise is produced; and

3.    encourages its vendors to work to achieve “Above and Beyond Goals.”

Through this approach, Costco believes that practical and realistic protections and improvements for workers will occur. Costco’s Vendor Code of Conduct applies to all Vendors who provide merchandise to Costco. Costco will seek to identify and utilize Vendors who share our commitment and reserves the right to conduct, or have conducted on our behalf, audits of production facilities and business practices in order to monitor such Vendors’ commitment. Costco reserves the right to cease doing business with any Vendor who does not share our commitment. This Vendor Code of Conduct may be amended by Costco; its enforcement and/or interpretation rests solely with Costco; and it does not confer or create any rights in favor of any party other than Costco.

II.    DEFINITIONS.

Above and Beyond Goals mean programs and policies adopted and implemented by Vendors and Facilities that exceed the local laws and seek to continuously improve the working conditions of employees and the protection of the environment. Costco will seek to utilize Vendors and Facilities who strive to achieve Above and Beyond Goals and demonstrate a continuing commitment to the protection and improvement of workers’ rights, safety and the environment.

Costco means Costco Wholesale Corporation, its subsidiaries, affiliates and joint ventures, including Costco Wholesale Canada Ltd., Costco Wholesale UK Limited, Costco Wholesale Korea, Ltd., Costco President (Taiwan), Inc., Costco de Mexico, S.A. de C.V., and Costco Wholesale Japan, Ltd., and is referred to collectively as “Costco.”

Facility means the primary factory, processing or manufacturing plant that produces the goods and/or services integral to the production of the Merchandise. The Facility may be owned by the Vendor or may be a subcontractor. The Vendor is responsible for ensuring the Facility’s compliance with this Code of Conduct, regardless of the Vendor’s relationship with the Facility.

Merchandise means all goods described in any Costco purchase order and all packaging, including pallets, instructions, warranties and other materials and services normally included with such Merchandise.

Vendor(s) means the entity which provides the Merchandise to Costco and includes the entity’s parent, affiliates, subsidiaries, agents, representatives, principals and family members, and other businesses, names or tradenames used by such entity in relation to the sale of merchandise to Costco.

III.    FACILITY SUPPLIERS AND SUBCONTRACTORS.

Vendor is responsible for ensuring compliance with Costco’s Code of Conduct by all Facilities and their suppliers or subcontractors that produce or provide materials or services that are used in the manufacture, processing or production of Merchandise sold to Costco.

IV.    DOCUMENTATION.

All documentation that may be needed to verify compliance with Costco’s Code of Conduct and with all the applicable laws and regulations of the country where the merchandise is produced must be maintained on-site at the Facility. All such documentation is to be made available upon the request of Costco or its third-party auditor.

V.    CHILD LABOR.

All workers shall be at least fourteen (14) years old unless the applicable local law allows otherwise. Vendor and Facilities must maintain official and verifiable documentation of each worker’s date of birth, or lacking this documentation, have some legitimate means of confirming each worker’s age.

VI.    COMPULSORY PRISON OR SLAVE LABOR & PHYSICAL ABUSE.

Vendors and Facilities shall not use any compulsory prison or slave labor, or inflict any physical abuse or corporal punishment.

VII.    LABOR AND EMPLOYMENT STANDARDS.

Vendor and Facilities shall comply with all national and local, provincial or other applicable labor and employment laws and regulations of the country where the merchandise is produced, including those laws that prohibit forced or bonded labor and indentured servitude, regulate wage and hour rules, allow employees to associate freely, regulate the use of foreign contract or migrant workers and prohibit discrimination in hiring and employment practices based on race, color, religion, sex, age, physical ability, or national origin.

In addition, the following may be mandated by local laws, requiring full compliance by Vendor and Facilities. If not mandated by local laws, Vendors and Facilities are strongly encouraged to adopt the following as “Above and Beyond Goals” and as part of their management practices:

A. Wages & Benefits:    The wage paid by Vendors and Facilities shall be at least the legal minimum wage. Benefits shall include, at a minimum, those mandated by law. The wage structure, with any employer contributions and legitimate deductions, is to be itemized clearly in writing for the workers and in accordance with the local law. Wages are always to be paid at least monthly and in a manner convenient to the workers.

B. Regular Working Hours & Overtime Hours:    Vendors and Facilities shall comply with applicable laws on regular working hours and overtime hours. No mandatory excess overtime is allowed unless local law provides otherwise. In such case, legal overtime waivers, if applicable, are to be obtained in accordance with and as required by the local law. Workers are to receive overtime pay, which is higher than the regular wage, and in accordance with the local law. In addition, if legal overtime is necessary, in particular if the industry is seasonal in nature, workers are to be advised prior to the time of hiring.

C. Employment Contracts:    At the time of hiring, all workers are to be clearly informed of the terms of employment as mandated by law and the Facility’s own policies and regulations. Whenever possible, and if required by the local law, an employer-employee agreement or contract should be written in a language understood by the employee, which states all relevant terms of employment and shall be signed by both parties, along with any required government approval stamp. A copy of this signed agreement or contract is to be provided to the worker. Vendors and Facilities are not permitted to withhold deposits or any fees as a condition of employment, unless allowed by law and if so, all withholding must be in accordance with such laws.

D. Foreign Contract or Migrant Workers:    If foreign contract or migrant workers are used, they are to be employed in full compliance with the labor and immigration laws of the host country. The contract terms under which foreign contract or migrant workers are employed are to be in writing, in the language of the workers’ home country or in a language the workers understand, and accepted by the workers prior to their departure from their home countries or home provinces. Recruitment fees, if any, are to be paid by the Vendor or Facility. Under no circumstances are these fees to be deducted later or withheld from the workers’ wages by the Vendor or Facility, or otherwise passed on to the workers. Passports and other forms of personal identification shall remain in such workers’ personal possession at all times and are never to be withheld by the vendors, Facilities or any third party.

E. Disciplinary Practices:    Vendors and Facilities shall not engage in the use of physical, mental, verbal or other abuse. All workers are to be treated with respect and dignity.

F. Employment Agencies:    Should Vendors or Facilities use employment agencies in the recruiting and hiring of workers, the Vendors or Facilities are to pay these fees. Under no circumstances are these fees to be deducted later or withheld from the workers’ wages by the Vendor or Facility or otherwise passed on to the workers.

VIII.    HEALTH, SAFETY AND HOUSING STANDARDS.

Vendors and Facilities shall comply with all national and local, provincial or applicable laws and regulations of the country where the merchandise is produced that are related to the health and safety of workers.

In addition, the following may be mandated by local laws, requiring full compliance by Vendor and Facilities. If not mandated by local laws, Vendor and Facilities are strongly encouraged to adopt the following as “Above and Beyond Goals” and as part of their management practices:

A. Health and Safety Management Practices:    Vendors and Facilities shall appoint a manager responsible for the health and safety of the workers. This health and safety manager shall hold periodic reviews with the Vendor and Facility owner(s) to ensure full compliance with the applicable health and safety laws and the Facility’s policies.

B. Health and Safety Education:    Workers are to be educated routinely on the importance of health and safety, and good sanitation. Vendors and Facilities are to take steps and adopt procedures to prevent accidents, injury and the spread of communicable diseases. Readily understandable instructions and signs are to be posted, and/or manuals are to be made accessible for the safe operation and handling of dangerous equipment and hazardous materials. Workers who use hazardous or flammable materials or operate dangerous equipment must be properly trained.

C. First Aid and Emergency Care:    On-site trained first-aid personnel are to be available at all times. Well-stocked general first-aid medical supplies are to be located throughout the Facility. In the event of any serious injuries, workers are to be provided with medical treatment at the closest outside medical facility. These services are to be provided at no cost to the workers, unless such workers’ health insurance coverage, if any, provides otherwise.

D. Emergency Exits:    Easily accessible exit doors and stairways are required. These exit doors and stairways are to be clearly marked and free of any obstructions. They are not to be locked and are to be available for fire and other emergency escapes during all working hours.

E. Fire Safety and Emergency Evacuation:    Fire and other emergency evacuation drills are to be conducted. Sufficient and accessible fire extinguishers and/or fire hoses in good working condition are to be located throughout the Facility and inspected on a regular basis. Trained supervisors located throughout the Facility are to be designated to monitor the safe and orderly evacuation of all workers.

F. Ventilation and Lighting:    Work areas are to be properly ventilated. During periods of hot temperatures, sufficient fans are to be provided for the basic well-being of workers. During periods of cold temperatures, sufficient heating without any risk to safety is to be provided. Adequate lighting and workspace are to be provided for the safety and well-being of the workers. In all work areas where painting, lacquering, spraying, or sanding is done or where chemicals or solvents are used, adequate and proper ventilation and air circulation are to be provided.

G. Uniform and Safety Protection Gear:    Uniforms, if required, are to be provided at no cost to the workers. Workers performing tasks involving painting, lacquering, spraying, sanding or application of chemicals or solvents, must be required to wear face masks and other types of protective clothing, all provided at no cost to the workers. All such chemicals used must be safe and must not pose any short or long-term safety risk to the workers. In areas where the work may pose physical dangers, workers are required to wear eye protection, hard hats, appropriate shoes, and other types of protective gear and clothing, all provided at no cost to the workers.

H. Sanitation:    Adequate and clean toilet and hand-washing facilities with basic hygiene amenities are to be provided.

I. Drinking Water:    Safe drinking water is to be provided at all times. There are to be no restrictions on the normal consumption of drinking water.

J. Freedom of Movement and Association:     While reasonable rules, regulations and curfews may be imposed as necessary for the safety and comfort of dormitory residents, during non-working hours, workers must be free to go outside the Facility grounds. They are, however, to be instructed on the importance of safety and, if they live in Facility dormitories where local law allows curfew hours, they are to be notified of the curfew. Foreign contract workers are not subject to lock-in/lock-out policies.

K. Housing:    In the event that dormitory housing and meals are provided as a part of the employment agreement, all housing and sanitation conditions must comply with the applicable laws and regulations. Each worker is to be provided with his or her own bed and clean bedding at no cost. Dormitory quarters are to be segregated by gender. Sufficient toilet and washing facilities segregated by gender are to be provided.

L. Meals:    In the event meals are provided as a part of the employment agreement, a minimum of three meals that meet or exceed the basic nutritional standards per day are to be provided without cost or at a minimum subsidized cost to all workers.

M. Services:    In the event certain services are provided for the workers, such as a commissary for basic hygiene supplies, postage, stationery, etc., these are to be provided at no more than the local market prices for the same or similar products.

IX.    ENVIRONMENTAL STANDARDS.

Vendors and Facilities shall comply with all national and local, provincial or other applicable environmental laws and regulations of the country where the merchandise is produced that are applicable to their business practices.

In addition, the following may be mandated by local laws, requiring full compliance by Vendor and Facilities. If not mandated by local laws, Vendor and Facilities are strongly encouraged to adopt the following as “Above and Beyond Goals” and as part of their management practices:

A. Hazardous Materials and Manufacturing Processes:    All hazardous materials and chemicals must be disposed of in accordance with the applicable local laws and must meet or exceed all wastewater treatment and recycling requirements. In the event hazardous or polluting materials are discharged improperly, Vendors and Facilities must notify the appropriate authorities and take immediate remedial actions.

B. Air Quality:    To improve the air quality in any work using chemicals and solvents, Vendors and Facilities will not use any ozone-depleting chemicals (ODCs).

X.    FACILITY AUDITS.

At any time, with or without advance notice and at Vendor’s expense, Costco reserves the right to audit and/or authorize a third party to audit, without any restrictions, any or all Facilities (including any of its suppliers or subcontractors). Vendor shall require that the Facility’s management provide unfettered access to the Facility and all of its books and records to allow for a comprehensive audit to be conducted, including an opportunity for confidential and private interviews with Facility workers selected by the auditor. No retaliation of any sort shall be taken against any workers or auditors.

Upon review of any unsatisfactory audit results, Costco, in its sole discretion, reserves the right to terminate its relationship with a Vendor or Facility, cancel a purchase order, return or revoke acceptance of affected goods and/or require corrective action be taken. The Vendor shall be liable for all related damages incurred by Costco, including lost profits.

XI.    AUDIT RESULTS AND CONSEQUENCES.

A. Categories.    Non-compliance with the Vendor Code of Conduct will be divided into categories: “Zero Tolerance” and “Action Required,” with the resulting consequences below.

B. Zero Tolerance.

1.    Definition:    Verifiable findings of illegal child labor, compulsory prison or slave labor or physical abuse.

2.    Consequences:

a)    The violating Facility used by Vendor will be terminated immediately and will not knowingly be used by Costco or any of its other Vendors for a minimum of three (3) years.

b)    In the event the Vendor who used the violating Facility in a) above uses any other facility at which another Zero Tolerance violation occurs, (i) the Vendor will then be terminated for a minimum of three (3) years; and (ii) Costco or any of its other Vendors will not knowingly use any of the terminated Vendor’s facilities for a minimum of three (3) years.

c)    After three (3) years from termination, Costco may, at its sole discretion, resume doing business with a Vendor or Facility, if an audit satisfactory to Costco is completed prior to resuming business.

C. Action Required.

1.    Definition:    Verifiable findings of failure to comply with national, local labor and/or environmental laws and regulations.

2.    Consequences:

a)    The Vendor must present an Action Plan (AP) which includes a time frame for each correction. Costco will review and approve the AP and set the target re-audit dates. The time frame for any correction or audit may be extended at Costco’s sole discretion.

b)    If continuous improvement and eventual full compliance are not achieved within a reasonable time frame, Costco may, at its sole discretion, terminate the Vendor and/or Facility for a minimum of three (3) years.

c)    After three (3) years from termination, Costco may, at its sole discretion, resume doing business with a Vendor or Facility, if an audit satisfactory to Costco is completed prior to resuming business.

APPENDIX E

AMENDED AND RESTATED

2002 Stock Incentive Plan of Costco Wholesale Corporation

1.    Purpose of this Plan

The purpose of this Amended and Restated 2002 Stock Incentive Plan of Costco Wholesale Corporation is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: Options, Stock Bonuses and Stock Units.

2.    Definitions and Rules of Interpretation

2.1    Definitions. This Plan uses the following defined terms:

(a)    “Administrator” means the Board, the Committee, or any officer or employee of the Company to whom the Board or the Committee delegates authority to administer this Plan.

(b)    “Affiliate” means a “parent” or “subsidiary” (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an “Affiliate” for purposes of this Plan.

(c)    “Applicable Law” means the legal requirements relating to the administration of equity compensation plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any stock exchange rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(d)    “Award” means a a grant of an Option or an award of a Stock Unit in accordance with the terms of this Plan.

(e)    “Award Shares” means shares of common stock covered by a Stock Award.

(f)    “Board” means the board of directors of the Company.

(g)    “Change of Control” means any transaction or event that the Board specifies as a Change of Control under Section 11.4.

(h)    “Code” means the Internal Revenue Code of 1986.

(i)    “Committee” means a committee composed of Company Directors appointed in accordance with the Company’s Articles of Incorporation and Bylaws and Section 4.

(j)    “Company” means Costco Wholesale Corporation, a Washington corporation.

(k)    “Company Director” means a member of the Board.

(l)    “Consultant” means an individual who, or an employee of any entity that, provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee.

(m)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity among the Company or an Affiliate for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director of the Company will not constitute an interruption of Continuous Service. Subject to Section 8.4(b), the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(n)    “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(o)    “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(p)    “Director” means a member of the board of directors of the Company or an Affiliate.

(q)    “Divestiture” means any transaction or event that the Board specifies as a Divestiture under Section 11.5.

(r)    “Employee” means a regular employee of the Company or an Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company’s or an Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. A Participant shall not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate, or to any successor to the Company or an Affiliate that assumes the Participant’s Award under Section 11. Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee.”

(s)    “Exchange Act” means the Securities Exchange Act of 1934.

(t)    “Executive” means an individual who is subject to Section 16 of the Exchange Act or who is a “Covered Employee”, in either case because of the individual’s relationship with the Company or an Affiliate.

(u)    “Expiration Date” means, with respect to an Option, the date stated in the Award Agreement as the expiration date of the Option or, if no such date is stated in the Award Agreement, then the last day of the maximum exercise period for the Option, disregarding the effect of a Participant’s Termination or any other event that would shorten that period.

(v)    “Fair Market Value” means the value of Shares as determined under Section 17.2.

(w)    “Fundamental Transaction” means any transaction or event described in Section 11.3.

(x)    “Grant Date” means the date the Administrator approves the grant of an Award. However, if the Administrator specifies that an Award’s Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Award is that future date or the date that the condition is satisfied.

(y)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Option Agreement for that Option.

(z)    “Nonstatutory Option” means any Option other than an Incentive Stock Option.

(aa)    “Non-Employee Director” means a Director of the Company who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(bb)    “Objectively Determinable Performance Condition” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average shareholders’ equity; (vii) total shareowner return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) sales or revenue growth; (xix) overhead or other expense reduction; (xx) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation; (xxiii) improvement in workforce diversity, and (xxiv) any other similar criteria. The Committee may appropriately adjust any evaluation of performance under a Objectively Determinable Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareowners for the applicable year.

(cc)    “Option” means a right to purchase Shares of the Company granted under this Plan.

(dd)    “Option Agreement” means the document evidencing the grant of an Option.

(ee)    “Option Price” means the price payable under an Option for Shares, not including any amount payable in respect of withholding or other taxes.

(ff)      “Outside Director” means a Company Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury

Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(gg)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(hh)    “Plan” means this 2002 Stock Incentive Plan of Costco Wholesale Corporation, as amended and restated from time to time.

(ii)       “Qualified Domestic Relations Order” means a judgment, order, or decree meeting the requirements of Section 414(p) of the Code.

(jj)      “Rule 16b-3” means Rule 16b-3 adopted under Section 16(b) of the Exchange Act.

(kk)    “Securities Act” means the Securities Act of 1933.

(ll)      “Share” means a share of the common stock $.005 par value per share, of the Company or other securities substituted for the common stock under Section 11.

(mm) “Stock Award” means any right involving Shares granted under the Plan, including an Option, Stock Bonus or Stock Unit.

(nn)    “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(oo)    ”Stock Bonus” means an award of a certain number of Shares granted under Section 9.1 below.

(pp)    “Stock Unit” means an award giving the right to receive Shares granted under Section 9.1 below.

(qq)    “Substitute Award” means an Award granted in substitution for, or upon the conversion of, an option granted by another entity to purchase equity securities in the granting entity.

(rr)    “Termination” means that the Participant has ceased to be, with or without any cause or reason, an Employee, Director or Consultant; provided that unless otherwise determined by the Administrator, a Termination will not be deemed to occur in the case of a Consultant by virtue of Consultant’s ceasing to provide services to the Company if Consultant has completed the project for which the Consultant was engaged. However, if so determined by the Administrator, “Termination” shall not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an Affiliate to cease being an Affiliate shall be treated as the “Termination” of that Affiliate’s Employees, Directors, and Consultants.

2.2    Rules of Interpretation.    Any reference to a “Section,” without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the effective date of this Plan and including any successor provisions.

3.    Shares Subject to this Plan; Term of this Plan

3.1    Number of Option Shares.    Subject to adjustment under Section 11, the maximum number of Shares that may be granted as Awards under the Plan is 10,000,000 plus (i) the number of Shares that are available for grant under The Price/Costco 1993 Combined Stock Grant and Option Plan (the “1993 Plan”) and the 2002 Stock Incentive Plan as of the date this Plan becomes effective and (ii) any Shares covered by options or portions of options granted under these plans prior to the date this Plan became effective that are subsequently cancelled or expire unexercised.

3.2    Limitation on Stock Awards.    Subject to adjustment as provided in Section 11 below, the maximum number of Shares that may be issued pursuant to Stock Awards in which the Participant may be issued Shares without tendering to the Company payment of an amount in connection therewith equal to the Fair Market Value of such Shares on the date the Stock Award is granted shall be one-third of the shares available for options; provided however that, to the extent that previously-issued Shares are later forfeited under the terms and conditions of the Stock Award, then any Shares so forfeited shall not count against this limit set forth in this Section 3.2.

3.3    Source of Shares.    Award Shares may be authorized but unissued Shares. If an Award is terminated, expires, or otherwise becomes unexercisable without having been exercised in full, the unpurchased Shares that were subject to the Award shall revert to this Plan and shall again be available for future issuance under this Plan. Shares actually issued under this Plan in a Stock Option shall not be available for regrant even if repurchased by the Company.

3.4    Term of this Plan

(a)    This Plan shall be effective on the date it has been both adopted by the Board and approved by the Company’s shareholders.

(b)    Subject to Section 14, this Plan shall continue in effect for a period of ten years from the earlier of the date on which the Plan was adopted by the Board and the date on which the Plan was approved by the Company’s shareholders.

4.    Administration

4.1    General

(a)    The Board shall have ultimate responsibility for administering this Plan. The Board may delegate certain of its responsibilities to a Committee, which shall consist of at least two members of the Board. The Board or the Committee may further delegate its responsibilities to any Employee of the Company or any Affiliate. Where this Plan specifies that an action is to be taken or a determination made by the Board, only the Board may take that action or make that determination. Where this Plan specifies that an action is to be taken or a determination made by the Committee, only the Committee may take that action or make that determination. Where this Plan references the “Administrator,” the action may be taken or determination made by the Board, the Committee, or other Administrator. However, only the Board or the Committee may approve Awards to Executives, and an Administrator other than the Board or the Committee may grant Options only within guidelines established by the Board or Committee. Moreover, all actions and determinations by any Administrator are subject to the provisions of this Plan.

(b)    So long as the Company has registered and outstanding a class of equity securities under Section 12 of the Exchange Act, the Committee shall consist of Company Directors who are “Non-Employee Directors” and who are “Outside Directors.”

4.2    Authority of Administrator.    Subject to the other provisions of this Plan, the Administrator shall have the authority:

(a)    to make and determine the types of Awards, provided that no Non-Employee Director may be granted Awards for more than 12,000 shares in any fiscal year (subject to proportionate increase in the event of any share dividends or stock splits);

(b)    to determine the Fair Market Value of Shares;

(c)    to determine the Option Price;

(d)    to determine Objective Determinable Performance Conditions;

(e)    to select the Participants;

(f)    to determine the times that Awards are granted;

(g)    to determine the number of Shares subject to each Award;

(h)    to determine the types of payment that may be used to acquire Award Shares;

(i)    to determine the types of payment that may be used to satisfy withholding tax obligations;

(j)    to determine the other terms of each Award, including but not limited to the time or times at which Options may be exercised, whether and under what conditions an award is assignable, and whether an Option is a Nonstatutory Option or an Incentive Stock Option;

(k)    to modify or amend any Award, including, without limitation, to extend the period during which an Option may be exercised, but neither the Board nor the Committee shall have the authority to reduce the Option Price of any outstanding Option without obtaining the approval of the Company’s shareholders;

(l)    to authorize any person to sign any Award Agreement or other document related to this Plan on behalf of the Company;

(m)    to determine the form of any Award Agreement or other document related to this Plan, and whether that document, including signatures, may be in electronic form;

(n)    to interpret this Plan and any Award Agreement or document related to this Plan;

(o)    to correct any defect, remedy any omission, or reconcile any inconsistency in this Plan, any Award Agreement or any other document related to this Plan;

(p)    to adopt, amend, and revoke rules and regulations under this Plan, including rules and regulations relating to sub-plans and Plan addenda;

(q)    to adopt, amend, and revoke rules and procedures relating to the operation and administration of this Plan to accommodate non-U.S. Participants and the requirements of Applicable Law such as: (i) rules and procedures regarding the conversion of local currency, withholding procedures and the handling of stock certificates to comply with local practice and requirements, and (ii) sub-plans and Plan addenda for non-U.S. Participants;

(r)    to determine whether a transaction or event should be treated as a Change of Control, a Divestiture or neither;

(s)    to determine the effect of a Fundamental Transaction and, if the Board determines that a transaction or event should be treated as a Change of Control or a Divestiture, then the effect of that Change of Control or Divestiture; and

(t)    to make all other determinations the Administrator deems necessary or advisable for the administration of this Plan.

4.3    Scope of Discretion.    Subject to the last sentence of this Section 4.3, on all matters for which this Plan confers the authority, right or power on the Board, the Committee, or other Administrator to make decisions, that body may make those decisions in its sole and absolute discretion. Moreover, but again subject to the last sentence of this Section 4.3, in making those decisions the Board, Committee or other Administrator need not treat all persons eligible to receive Awards, all Participants, all Awards or all Award Shares the same way. However, the discretion of the Board, Committee or other Administrator is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Participants by Award Agreements and other agreements.

5.    Persons Eligible to Receive Awards

5.1    Eligible Individuals.    Awards may be granted to, and only to, Employees, Directors and Consultants, including to prospective Employees, Directors and Consultants conditioned on the beginning of their service for the Company or an Affiliate.

5.2    Section 162(m) Limitation.

(a)    So long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code: (a) no Employee or prospective Employee may be granted one or more Stock Awards within any fiscal year of the Company to purchase or receive more than 500,000 Shares, subject to adjustment under Section 11, and (b) Awards may be granted to an Executive only by the Committee (and, notwithstanding Section 4.1(a), not by the Board).

(b)    Any Stock Bonus or Stock Unit that is intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must vest or become exercisable contingent on the achievement of one or more Objectively Determinable Performance Conditions. Subject to the limitations included in Sections 3.2, the Committee shall have the discretion to determine the time and manner of compliance with Section 162(m) of the Code. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Objectively Determinable Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock.

(c)    Notwithstanding satisfaction of any completion of any Objectively Determinable Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Objectively Determinable Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

6.    Terms and Conditions of Options

The following rules apply to all Options:

6.1    Price.    No Option may have an Option Price less than 100% of the Fair Market Value of the Shares on the Grant Date.

6.2    Term.    No Option shall be exercisable after its Expiration Date. No Option may have an Expiration Date that is more than ten years after its Grant Date.

6.3    Vesting.

(a)    Options shall be exercisable in accordance with a schedule related to the Grant Date, the date the Participant’s directorship, employment or consultancy begins, or a different date specified in the Option Agreement evidencing such Option; provided that no Option shall be exercisable until one year from the Grant Date except as provided below.

(b)    For Options granted after October 10, 2003, the Administrator shall have the authority in its discretion to permit the exercise of an Option prior to the expiration of one year from the Grant Date based on the Pro Rata Number of Shares formula in Section 8.4(a) hereof and in an amount not to exceed 20% of the Option Shares granted on that Grant Date. In the event that the Participant, whether voluntarily or involuntarily, experiences a change to an employment status or position in the Company that is not eligible for Option grants or is eligible for a lesser number of Options, except as otherwise determined by the Administrator the Option Shares shall cease to vest at the time of such change, except that the Participant shall be entitled to a vesting of a Pro Rata Number of Shares computed in accordance with Section 8.4(a) using the next anniversary of the Grant Date following the change in status.

(c)    Grants to Non-Employee Directors shall be vested and exercisable at the Grant Date.

6.4    Form of Payment.

(a)    The Administrator shall determine the acceptable form and method of payment for exercising an Option.

(b)    Acceptable forms of payment for all Option Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.

(c)    In addition, the Administrator may permit payment to be made by any of the following methods:

(i)    other Shares, or the designation of other Shares, which (A) in the case of Shares acquired upon exercise of an option (whether or not under this Plan) have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Option Price of the Shares as to which the Option is being exercised;

(ii)    provided that a public market exists for the Shares, through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) under which the Participant irrevocably elects to exercise the Option and the NASD Dealer irrevocably commits to forward an amount equal to the Option Price, directly to the Company, upon receipt of the Option Shares (a “Cashless Exercise”);

(iii)    any combination of the methods of payment permitted by any paragraph of this Section 6.4.

(d)    The Administrator may also permit any other form or method of payment for Option Shares permitted by Applicable Law.

6.5    Nonassignability of Awards.    Except as determined by the Administrator, no Award shall be assignable or otherwise transferable by the Participant except (a) by will or by the laws of descent and distribution, (b) to a grantor trust or partnership established for estate planning purposes to the extent permitted by Applicable Laws, or (c) in accordance with a Qualified Domestic Relations Order.

7.    Incentive Stock Options

The following rules apply only to Incentive Stock Options and only to the extent these rules are more restrictive than the rules that would otherwise apply under this Plan. With the consent of the Participant, or where this Plan provides that an action may be taken notwithstanding any other provision of this Plan, the Administrator may deviate from the requirements of this Section, notwithstanding that any Incentive Stock Option modified by the Administrator will thereafter be treated as a Nonstatutory Option.

7.1    The Expiration Date of an Incentive Stock Option shall not be later than ten years from its Grant Date, with the result that no Incentive Stock Option may be exercised after the expiration of ten years from its Grant Date.

7.2    No Incentive Stock Option may be granted more than ten years from the date this Plan was approved by the Board.

7.3    Options intended to be incentive stock options under Section 422 of the Code that are granted to any single Participant under all incentive stock option plans of the Company and its Affiliates, including Incentive Stock Options granted under this Plan, may not vest at a rate of more than $100,000 in Fair Market Value of stock (measured on the grant dates of the options) during any calendar year. For this purpose, an option vests with respect to a given share of stock the first time its holder may purchase that share, notwithstanding any right of the Company to repurchase that share. Unless the Administrator specifies otherwise in the related agreement governing the Option, this vesting limitation shall be applied by, to the extent necessary to satisfy this $100,000 rule, treating certain stock options that were intended to be incentive stock options under Section 422 of the Code as Nonstatutory Options. The stock options or portions of stock options to be reclassified as Nonstatutory Options are those with the highest option prices, whether granted under this Plan or any other equity compensation plan of the Company or any Affiliate that permits that treatment. This Section 7.3 shall not cause an Incentive Stock Option to vest before its original vesting date or cause an Incentive Stock Option that has already vested to cease to be vested.

7.4    In order for an Incentive Stock Option to be exercised for any form of payment other than those described in Section 6.4(b), that right must be stated in the Option Agreement relating to that Incentive Stock Option.

7.5    Any Incentive Stock Option granted to a Ten Percent Shareholder (as defined below), must have an Expiration Date that is not later than five years from its Grant Date, with the result that no such Option may be exercised after the expiration of five years from the Grant Date. A “Ten Percent Shareholder” is any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate on the Grant Date.

7.6    The Option Price of an Incentive Stock Option shall never be less than the Fair Market Value of the Shares at the Grant Date. The Option Price for the Shares covered by an Incentive Stock Option granted to a Ten Percent Shareholder shall never be less than 110% of the Fair Market Value of the Shares at the Grant Date.

7.7    Incentive Stock Options may be granted only to Employees. If an Participant changes status from an Employee to a Consultant, that Participant’s Incentive Stock Options become Nonstatutory Options if not exercised within the time period described in Section 7.9.

7.8    No rights under an Incentive Stock Option may be transferred by the Participant, other than by will or the laws of descent and distribution. During the life of the Participant, an Incentive Stock Option may be exercised only by the Participant. The Company’s compliance with a Qualified Domestic Relations Order, or the exercise of an Incentive Stock Option by a guardian or conservator appointed to act for the Participant, shall not violate this Section 7.8.

7.9    An Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, but is not exercised within, the three-month period beginning with the Participant’s Termination for any reason other than the Participant’s death or disability (as defined in Section 22(c) of the Code). In the case of Termination due to death, an Incentive Stock Option shall continue to be treated as an Incentive Stock Option if it remains exercisable after, but is not exercised within, that three-month period provided it is exercised before the Expiration Date. In the case of Termination due to disability, an Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, but is not exercised within, one year after the Participant’s Termination.

8.    Exercise of Options; Termination

8.1    In General.    An Option shall be exercisable in accordance with this Plan, the Option Agreement under which it is granted, and as prescribed by the Administrator.

8.2    Time of Exercise.    Options shall be considered exercised when the Company receives: (a) written notice of exercise from the person entitled to exercise the Option, (b) full payment, or provision for payment, in a form and method approved by the Administrator, for the Shares for which the Option is being exercised, and (c) with respect to Nonstatutory Options, payment, or provision for payment, in a form approved by the Administrator, of all applicable withholding taxes due upon exercise. An Option may not be exercised for a fraction of a Share.

8.3    Issuance of Option Shares.    The Company shall issue Option Shares in the name of the person properly exercising an Option. If the Participant is that person and so requests, the Option Shares shall be issued in the name of the Participant and the Participant’s spouse. The Company shall endeavor to issue Option Shares promptly after an Option is exercised. However, until Option Shares are actually issued, as evidenced by the appropriate entry on the stock books of the Company or its transfer agent, no right to vote or receive dividends or other distributions, and no other rights as a shareholder, shall exist with respect to the Option Shares, even though the Participant has completed all the steps necessary to exercise the Option. No adjustment shall be made for any dividend, distribution, or other right for which the record date precedes the date the Option Shares are issued, except as provided in Section 11.

8.4    Termination

(a)    In General.    Except as provided by the Administrator, including in an Award Agreement, after an Participant’s Termination, except as otherwise provided in Sections 8.4(b), (c), (d) and (e), the Participant’s Options shall be exercisable to purchase, or Awards shall be fully vested as to, (A) the number of Shares for which such Awards have vested on the date of that Termination plus (B) (in the event the Award only vests in annual increments and such Termination occurs after the one year anniversary of the Grant Date) the Pro Rata Number of Shares for which the Award would have become vested on the next anniversary of the Grant Date following Termination. As used in this Section 8, the “Pro Rata Number of Shares” shall be equal to (a) the additional number of Shares that would have become vested on the next anniversary of the Grant Date following Termination, multiplied by (b) a fraction, the numerator of which shall be the number of days from the anniversary of the Grant Date preceding Termination and the denominator of which shall be 365, rounded to the nearest whole Share. Except as otherwise provided by the

Administrator or in the Award Agreement, such Options shall only be exercisable during the period ending 30 days after the Termination, but in no event after the Expiration Date. To the extent the Participant does not exercise an Option within the time specified for exercise, the Option shall automatically terminate.

(b)    Leaves of Absence.    Unless otherwise provided in the Award Agreement, no Option may be exercised more than 90 days after the beginning of a leave of absence, other than a personal or medical leave approved by the Administrator with employment guaranteed upon return. Unless otherwise determined by the Administrator, Options shall not continue to vest during a leave of absence, other than an approved personal or medical leave with employment guaranteed upon return.

(c)    Death or Disability.    In the event of the death of an Participant who at the date of death either (i) was an officer of the Company with the title of Assistant Vice President or above or (ii) had been employed by the Company for ten or more continuous years, all Awards that were granted to that Participant with vesting provisions tied to continuation of employment, but are unvested as of the date of the Participant’s death shall become vested, effective as of the date of death. In the event of the death of a Participant who at the date of death is an Employee but qualifies under neither clause (i) or (ii) of the previous sentence, 50% of the Awards that were granted to that Participant but unvested on the date of the Participant’s death shall become vested, effective as of the date of death. Unless otherwise provided by the Administrator, if a Participant’s Termination is due to death or disability (as determined by the Administrator with respect to Nonstatutory Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options), all Options of that Participant may be exercised for one year after that Termination, but in no event after the Expiration Date. In the case of Termination of an Employee due to death, such Options shall be exercisable to purchase the number of shares for which the Options were vested as of the Termination Date in accordance with the first two sentences of this Section 8.4(c). In the case of Termination due to disability, such Options shall be exercisable to purchase (A) the number of Shares for which such Options have vested as of the Termination Date, plus (B) the Pro Rata Number of Shares (as defined in Section 8.4(a)) for which the Option would have vested on the next anniversary of the Grant Date (in the event the Option only vests in annual increments and such Termination occurs after the one year anniversary of the Grant Date). In the case of Termination due to death, an Option may be exercised as provided in Section 16. In the case of Termination due to disability, if a guardian or conservator has been appointed to act for the Participant and been granted this authority as part of that appointment, that guardian or conservator may exercise the Option on behalf of the Participant. Death or disability occurring after a Participant’s Termination shall not cause the Termination to be treated as having occurred due to death or disability. To the extent an Option is not so exercised within the time specified for its exercise, the Option shall automatically terminate.

(d)    Divestiture.    If a Participant’s Termination is due to a Divestiture, the Board may take any one or more of the actions described in Section 11.3 or 11.4.

(e)    Termination for Cause.    If a Participant’s Termination is due to Cause (as defined below), all of the Participant’s Options shall automatically terminate and cease to be exercisable at the time of Termination. “Cause” means dishonesty, fraud, misconduct, disclosure or misuse of confidential information, conviction of, or a plea of guilty or no contest to, a felony or similar offense, habitual absence from work for reasons other than illness, intentional conduct that could cause significant injury to the Company or an Affiliate, or habitual abuse of alcohol or a controlled substance, in each case as determined by the Administrator.

9.    Provisions of Stock Awards

9.1    Stock Bonus and Stock Unit Awards.    Each Award Agreement reflecting the issuance of a Stock Bonus or Stock Unit shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of such agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each such agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)    Consideration.    A Stock Bonus or Stock Unit may be awarded in consideration for such property or services as is permitted under Applicable Law, including for past services actually rendered to the Company or an Affiliate for its benefit.

(b)    Vesting; Restrictions.    Shares of Common Stock awarded under the agreement reflecting a Stock Bonus or Stock Unit award may, but need not, be subject to a Share repurchase option, forfeiture restriction or other conditions in favor of the Company in accordance with a vesting or lapse schedule to be determined by the Board.

(c)    Termination of Participant’s Continuous Service.    In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the Shares of Common Stock held by the Participant which have not vested or which are otherwise subject to forfeiture or other conditions as of the date of termination under the terms of the agreement.

(d)    Transferability.    Rights to acquire Shares of Common Stock under a Stock Bonus or Stock Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the agreement remains subject to the terms of the agreement.

10.    Consulting or Employment Relationship

Nothing in this Plan or in any Award Agreement, and no Award shall: (a) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Participant at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, or (b) interfere with the application of any provision in any of the Company’s or any Affiliate’s charter documents or Applicable Law relating to the election, appointment, term of office, or removal of a Director.

11.    Certain Transactions and Events

11.1    In General.    Except as provided in this Section 11, no change in the capital structure of the Company, merger, sale or other disposition of assets or a subsidiary, change of control, issuance by the Company of shares of any class of securities convertible into shares of any class, conversion of securities, or other transaction or event shall require or be the occasion for any adjustments of the type described in this Section 11.

11.2    Changes in Capital Structure.    In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, or similar change to the capital structure of the Company (not including a Fundamental Transaction or Change of Control), the Board shall make whatever adjustments it concludes are appropriate to: (a) the number and type of Awards that may be granted under this Plan, (b) the number and type of Awards that may be granted to any individual under this Plan, and (c) the Option Price and number and class of securities issuable under each outstanding Award. The specific adjustments shall be determined by the Board in its sole and absolute discretion. Unless the

Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded to the next lower whole security.

11.3    Fundamental Transactions.    If the Company merges with another entity in a transaction in which the Company is not the surviving entity or if, as a result of any other transaction or event, other securities are substituted for the Shares or Shares may no longer be issued (each a “Fundamental Transaction”), then, notwithstanding any other provision of this Plan, the Board shall do one or more of the following contingent on the closing or completion of the Fundamental Transaction: (a) arrange for the substitution of options or other compensatory awards of equity securities other than Shares (including, if appropriate, equity securities of an entity other than the Company) in exchange for Stock Awards, (b) accelerate the vesting and termination of outstanding Stock Awards so that Stock Awards can be exercised in full before or otherwise in connection with the closing or completion of the transaction or event but then terminate or (c) cancel Stock Awards in exchange for cash payments to Participants. The Board need not adopt the same rules for each Stock Award or each Participant.

11.4    Changes of Control.    The Board may also, but need not, specify that other transactions or events constitute a “Change of Control.” The Board may do that either before or after the transaction or event occurs. Examples of transactions or events that the Board may treat as Changes of Control are: (a) the Company or an Affiliate is a party to a merger, consolidation, amalgamation, or other transaction in which the beneficial shareholders of the Company, immediately before the transaction, beneficially own securities representing 50% or less of the total combined voting power or value of the Company immediately after the transaction, (b) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires securities holding 30% or more of the total combined voting power or value of the Company, or (c) as a result of or in connection with a contested election of Company Directors, the persons who were Company Directors immediately before the election cease to constitute a majority of the Board. In connection with a Change of Control, notwithstanding any other provision of this Plan, the Board may take any one or more of the actions described in Section 11.3. In addition, the Board may extend the date for the exercise of Options (but not beyond their original Expiration Date). The Board need not adopt the same rules for each Option or each Optionee.

11.5    Divestiture.    If the Company or an Affiliate sells or otherwise transfers equity securities of an Affiliate to a person or entity other than the Company or an Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Board, in its sole and absolute discretion, may specify that such transaction or event constitutes a “Divestiture” In connection with a Divestiture, notwithstanding any other provision of this Plan, the Board may take one or more of the actions described in Section 11.3 or 11.4 with respect to Awards or Award Shares held by, for example, Employees, Directors or Consultants for whom that transaction or event results in a Termination. The Board need not adopt the same rules for each Award or each Participant.

11.6    Dissolution.    If the Company adopts a plan of dissolution, the Board may, in its sole and absolute discretion, cause Awards to be fully vested and exercisable (but not after their Expiration Date) before the dissolution is completed but contingent on its completion and may cause the Company’s repurchase rights on Award Shares to lapse upon completion of the dissolution. To the extent not exercised before the earlier of the completion of the dissolution or their Expiration Date, Options shall terminate just before the dissolution is completed. The Board need not adopt the same rules for each Option or each Optionee.

11.7    Substitute Awards.    The Board may cause the Company to grant Substitute Awards in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Any such substitution shall be effective when the acquisition closes. Substitute Awards that are Options may be Nonstatutory Options or Incentive Stock Options. Unless and to the extent specified otherwise by the Board, Substitute Awards shall have the same terms and conditions as the options they replace, except that (subject to Section 11) substitute options shall be Options to purchase Shares rather than equity securities of the granting entity and shall have an Option Price that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution.

11.8    Cut-Back to Preserve Benefits.    If the Administrator determines that the net after-tax amount to be realized by any Participant, taking into account any accelerated vesting, termination of repurchase rights, or cash payments to that Participant in connection with any transaction or event addressed in this Section 11 would be greater if one or more of those steps were not taken with respect to that Participant’s Awards or Award Shares, then and to that extent one or more of those steps shall not be taken.

12.    Withholding and Tax Reporting

12.1    Tax Withholding Alternatives.    To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered Shares. Withholding obligations with respect to Cash Awards shall be satisfied through the Company’s withholding of the appropriate amount from cash to be paid under the Cash Award or, if provision is made prior to payment of the Award, by withholding from the Participant’s current cash compensation.

12.2    Reporting of Dispositions. Any holder of Option Shares acquired under an Incentive Stock Option shall promptly notify the Administrator in writing of the sale or other disposition of any of those Option Shares if the disposition occurs during: (a) the longer of two years after the Grant Date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Administrator has established.

13.    Compliance with Law

The grant of Awards and the issuance and subsequent transfer of Award Shares shall be subject to compliance with all Applicable Law, including all applicable securities laws. Options may not be exercised, and Option Shares may not be transferred, in violation of Applicable Law. Thus, for example, Options may not be exercised unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Option Shares, or (b) in the opinion of legal counsel to the Company, those Option Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company’s legal counsel to be necessary or useful for the lawful issuance of any Award Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Award Shares or permitting their transfer. As a condition to the exercise of any Option or the transfer of any Award Shares, the Company may require the Participant to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

14.    Amendment or Termination of this Plan or Outstanding Awards

14.1    Amendment and Termination.    The Board may at any time amend, suspend, or terminate this Plan.

14.2    Shareholder Approval.    The Company shall obtain the approval of the Company’s shareholders for any amendment to this Plan if shareholder approval is necessary or desirable to comply with any Applicable Law, with the requirements applicable to the grant of Options intended to be Incentive Stock Options or if the amendment would materially enhance the benefits available to participants under the Plan. The Board may also, but need not, require that the Company’s shareholders approve any other amendments to this Plan. Unless a greater vote is required by Applicable Law, any amendment to the Plan shall be deemed approved if such amendment receives more affirmative votes than negative votes at a shareholders’ meeting at which a quorum is present.

14.3    Cancellation and Re-Grant of Options.    The Company may not reprice any outstanding Stock Awards under the Plan, including implement any program whereby outstanding Stock Awards will be cancelled and replaced with Stock Awards bearing a lower purchase or exercise price, without first obtaining the approval of the shareholders of the Company; provided however that this Section 14.3 shall in no way limit the Company’s ability to adjust Stock Awards as provided under Section 11 above.

14.4    Effect.    No amendment, suspension, or termination of this Plan, and no modification of any Award even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Participant unless the affected Participant consents to the amendment, suspension, termination, or modification. However, no such consent shall be required if the Administrator determines in its sole and absolute discretion that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, the Plan or the Award to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 11, is in the best interests of the Company or its shareholders. The Administrator may, but need not, take the tax consequences to affected Participants into consideration in acting under the preceding sentence. Termination of this Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted before the termination, or Award Shares issued under such Awards, even if those Award Shares are issued after the termination.

15.    Reserved Rights

15.1    Nonexclusivity of this Plan.    This Plan shall not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, or other equity-based rights under other plans or independently of any plan.

15.2    Unfunded Plan.    This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of this Plan, the grant of Awards, or the issuance of Award Shares. The Company and the Administrator shall not be deemed to be a trustee of stock to be awarded under this Plan. Any obligations of the Company to any Participant shall be based solely upon contracts entered into under this Plan, such as Award Agreements. No such obligation shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any such obligation.

16.    Beneficiaries

A Participant may file a written designation of one or more beneficiaries who are to receive the Participant’s rights under the Participant’s Options after the Participant’s death. A Participant may change such a designation at any time by written notice. If a Participant designates a beneficiary, the beneficiary may exercise the Participant’s Options after the Participant’s death. If a Participant dies when the Participant has no living beneficiary designated under this Plan, the Company shall allow the executor or administrator of the Participant’s estate to exercise the Option or, if there is none, the person entitled to exercise the Option under the Participant’s will or the laws of descent and distribution. In any case, no Option may be exercised after its Expiration Date.

17.    Miscellaneous

17.1    Governing Law.    This Plan and all determinations made and actions taken under this Plan shall be governed by the substantive laws, but not the choice of law rules, of the State of Washington.

17.2    Determination of Value.    Fair Market Value shall be determined as follows:

(a)    Listed Stock.    If the Shares are traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the “Value Date”) as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the closing bid for Shares on the Value Date. If Shares are listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bids on the primary exchange or system on which Shares are traded or quoted.

(b)    Stock Quoted by Securities Dealer.    If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date. If no prices are quoted for the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted.

(c)    No Established Market.    If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Administrator will determine Fair Market Value in good faith. The Administrator will consider the following factors, and any others it considers significant, in determining Fair Market Value: (i) the price at which other securities of the Company have been issued to purchasers other than Employees, Directors, or Consultants, (ii) the Company’s net worth, prospective earning power, dividend-paying capacity, and non-operating assets, if any, and (iii) any other relevant factors, including the economic outlook for the Company and the Company’s industry, the Company’s position in that industry, the Company’s goodwill and other intellectual property, and the values of securities of other businesses in the same industry.

17.3    Reservation of Shares.    During the term of this Plan, the Company will at all times reserve and keep available such number of Shares as are still issuable under this Plan.

17.4    Electronic Communications.    Any Award Agreement, notice of exercise of an Option, or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically. Signatures may also be electronic if permitted by the Administrator.

17.5    Escrow of Shares.    To enforce any restriction applicable to Shares issued under the Plan, the Board or the Committee may require a Participant or other holder of such Shares to deposit the certificates representing such Shares, with approved stock powers or other transfer instruments endorsed in blank, with the Company or an agent of the Company until the restrictions have lapsed. Such certificates (or other notations representing the Shares) may bear a legend or legends referencing the applicable restrictions.

17.6    Notices.    Unless the Administrator specifies otherwise, any notice to the Company under any Award Agreement or with respect to any Awards or Award Shares shall be in writing (or, if so authorized by Section 17.4, communicated electronically), shall be addressed to the Secretary of the Company, and shall only be effective when received by the Secretary of the Company.

17.7    Arbitration.    Any dispute arising out of or relating to the Plan or any Award Agreement, including (without limitation) breach, termination or the validity thereof, shall be finally resolved by arbitration by a sole arbitrator in Seattle, Washington in accordance with the CPR Rules of Non-Administered Arbitration, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

COSTCO WHOLESALE CORPORATION 999 LAKE DRIVE ISSAQUAH, WA 98027

For registered shares, your proxy must be received by 11:59 P.M. (Eastern Daylight Time) on January 26, 2005.

For shares allocable to a benefit plan account, your proxy must be received by 11:59 P.M. (Eastern Daylight Time) on January 21, 2005.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on January 26, 2005. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on January 26, 2005. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL -

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Costco Wholesale Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

CSTCO1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COSTCO WHOLESALE CORPORATION

THE BOARD RECOMMENDS A VOTE “FOR“ ITEMS 1, 2 AND 5 AND VOTE “AGAINST” ITEMS 3 AND 4.
1. Election of Class III Directors:	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
01) Richard D. DiCerchio	☐	☐	☐
02) Richard M. Libenson
03) John W. Meisenbach
04) Charles T. Munger
05) Susan L. Decker
				For	Against	Abstain
2. Amendments to the 2002 Stock Incentive Plan.				☐	☐	☐

3. Shareholder proposal to adopt a vendor code of conduct.				☐	☐	☐

4. Shareholder proposal to develop a policy for land procurement and use.				☐	☐	☐

5. Ratification of selection of independent auditors.				☐	☐	☐

For address changes and/or comments, please check this box ☐ and write them on the back where indicated.

    Please sign as name(s) appear on this proxy, and date this proxy.

    If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary,

    indicate the capacity in which you are signing.

Signature (PLEASE SIGN WITHIN BOX) Date	Signature (Joint Owners) Date

COSTCO WHOLESALE CORPORATION

Annual Meeting of Shareholders

Thursday, January 27, 2005

10:00 a.m.

Meydenbauer Center

Center Hall B

11100 NE 6th

Bellevue, Washington 98004

PROXY

COSTCO WHOLESALE CORPORATION

999 Lake Drive, Issaquah, Washington 98027

PROXY FOR THE JANUARY 27, 2005 ANNUAL MEETING OF SHAREHOLDERS

This Proxy is Solicited By The Board of Directors of COSTCO WHOLESALE CORPORATION

The undersigned shareholder of COSTCO WHOLESALE CORPORATION (the “Company”) hereby appoints Jeffrey H. Brotman and James D. Sinegal, and each of them, the lawful attorneys and proxies of the undersigned, each with several powers of substitution, to vote all of the shares of Common Stock of the Company held of record by the undersigned on December 3, 2004 at the Annual Meeting of Shareholders to be held at the Meydenbauer Center, Center Hall B, 11100 NE 6th, Bellevue, Washington 98004, on Thursday, January 27, 2005 at 10:00 a.m., local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, upon all matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement.

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and, in the discretion of the proxy holders, as to any other matter that may properly come before the Annual Meeting of Shareholders. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEMS 1, 2 AND 5, AGAINST ITEMS 3 AND 4, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.

Address/Comments:

(If you noted any address changes/comments above, please mark corresponding box on other side.)

(Continued and to be signed and dated on the reverse side and returned promptly in the enclosed envelope)